Amended and Restated Merger and Exchange Agreement



         This Amended and Restated Merger and Exchange Agreement dated November 24, 2000 (the "Agreement") is entered into by Commtouch Software Ltd., an Israeli corporation (the "Buyer"), Commtouch Inc., a California corporation ("U.S. Sub"), CW Acquisition Corporation, a Wisconsin corporation and wholly owned subsidiary of the Buyer ("Merger Sub"), Wingra, Incorporated, a Wisconsin corporation (the "Company"), the holder of certain of the outstanding capital stock of the Company executing this Agreement (the "Stockholder"), and the undersigned holders of all the outstanding membership interests in Wingra Technologies, LLC, a Wisconsin limited liability company (the "LLC"), other than that owned by the Company (the "Additional Members"). The LLC is a developer and marketer of electronic messaging integration and migration solutions for large enterprises (the "Business").

         This Agreement supercedes and replaces the Merger and Exchange Agreement dated November 2, 2000 (the "Original Agreement") between all the parties listed above. The Schedules referred to in this Agreement refer to the Schedules attached to the Original Agreement. Capitalized terms used herein have the meanings stated in Section 9.

         The Buyer desires to acquire the Company through a merger of Merger Sub with and into the Company (the "Merger"), and the Company and the Stockholder desire to consummate the Merger, under the terms of this Agreement. The Merger is intended to qualify as reorganization within the meaning of Section 368(a)(2)(E) of the Code.

         The Company owns 88% of the outstanding membership interests in the LLC. U.S. Sub and the Additional Members desire to exchange all the outstanding membership interest in the LLC not owned by the Company by exchanging such interests for ordinary shares of the Buyer under the terms of this Agreement. Such exchange is herein called the "Exchange."

         Therefore, in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

Section 1 The Merger and Exchange

         1.1 Closing. The closing (the "Closing") under this Agreement shall take place at the offices of McCutchen, Doyle, Brown & Enersen, LLP, Palo Alto, California, within 2 business days after the satisfaction (or waiver by the party entitled to waive) of all conditions stated in Sections 5 and 6, or at such other place or on such other date as the parties may agree in writing.

         1.2 Effective Date of Merger and Exchange. The Merger and the Exchange shall take effect upon filing of a certificate of merger with the Wisconsin Department of Financial Institutions in accordance with Wisconsin law (the "Effective Time").

         1.3 Merger. At the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue to hold the purposes, objects, powers, immunities, assets and Properties, and continue to be subject to the debts, liabilities and obligations, of the Company and shall also be vested in all assets and Properties of, and be subject to the debts, liabilities and obligations, of Merger Sub with the same effect as though such assets and Properties had been originally owned, and such debts, liabilities and obligations had been originally incurred, by the Surviving Corporation.

         1.4 Articles of Incorporation. At the Effective Time, the articles of incorporation of the Company shall constitute the articles of incorporation of the Surviving Corporation, subject always to the right of the Company to amend its articles of incorporation after the Effective Time in accordance with the laws of the State of Wisconsin, and shall not be amended by virtue of the Merger.

         1.5 By-Laws. At the Effective Time, the by-laws of Merger Sub shall constitute the by-laws of the Surviving Corporation and shall not be amended by the Merger.

         1.6 Directors and Officers. At the Effective Time, Gideon Mantel, Jim Collins and Jan Eddy shall constitute the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall constitute the officers of the Surviving Corporation, in each case until their successors have been elected and qualified or until otherwise provided by law.

         1.7 Company Shares Owned by Company or Buyer. At the Effective Time, all of the shares of capital stock of the Company that are owned directly or indirectly by the Company or any subsidiary of the Company and any Shares owned by the Buyer, Merger Sub or any other subsidiary of the Buyer shall be canceled and no consideration shall be delivered therefor.

         1.8 Company Shares and Membership Interests.

         (a) Company Shares. At the Effective Time, each share of Common Stock, $0.001 par value per share, and each share of Preferred Stock, $0.001 par value per share, of the Company (each such share of Common Stock or Preferred Stock being herein called a "Share"), other than any Shares as to which dissenters' rights under Chapter 180 of the Wisconsin Business Corporation Law are perfected and other than those referred to in Section 1.7, shall be converted into the number of shares of the Buyer Ordinary Shares, $0.01 par value per share ("Buyer Ordinary Shares"), determined by dividing the Company Portion of the Buyer Share Amount by the Fully-Diluted Company Shares (such quotient being herein called the "Company Exchange Ratio"). "Fully-Diluted Company Shares" means the sum, without duplication, of (i) all Shares outstanding immediately prior to the Effective Time and (ii) the number of Shares subject to any Stock Right outstanding immediately prior to the Effective Time, whether or not then exercisable. "Company Portion" means the portion of the LLC's equity interest which is owned beneficially and of record by the Company immediately prior to the Effective Time.

         (b)  "Buyer Share Amount" means

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

                  (i) if the Average Closing Price is less than $11.00 and the Closing occurs on or before December 6, 2000, 1,590,909 Buyer Ordinary Shares;

                  (ii) if the Average Closing Price is equal to or greater than $11.00 but less than $14.00, the number of Buyer Ordinary Shares which have an aggregate value, at the Average Closing Price, of $17,500,000.

                  (iii) if the Average Closing Price is equal to or greater than $14.00 but not greater than $17.00, 1,250,000 Buyer Ordinary Shares.

                  (iv) if the Average Closing Price is greater than $17.00 but not greater than $25.00, the number of Buyer Ordinary Shares which have an aggregate value, at the Average Closing Price, of $21,250,000.

                  (v) if the Average Closing Price is greater than $25.00, the number of Buyer Ordinary Shares which have an aggregate value, at the Average Closing Price, of $17,500,000 plus one-third of the product of 1,250,000 times the difference between the Average Closing Price and $14.

"Average Closing Price" means the average closing price of a Buyer Ordinary Share on the Nasdaq National Market System for the 20 trading days ending on and including the 2nd trading day prior to the Closing. All calculations relevant to the determination of the Company Exchange Ratio and the LLC Exchange Ratio shall be appropriately adjusted for any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof.

         (c) Membership Interest. At the Effective Time, each Additional Member shall transfer to U.S. Sub by bill of sale the LLC membership interest held by him, her or it in exchange for the number of Buyer Ordinary Shares determined by multiplying the number of units of LLC membership interest ("Units") so transferred times the LLC Exchange Ratio. The "LLC Exchange Ratio" means the ratio determined by dividing the LLC Portion of the Buyer Share Amount by the Fully-Diluted LLC Additional Units. "Fully-Diluted LLC Additional Units" means the sum, without duplication, of (i) all Units outstanding immediately prior to the Effective Time, other than any owned beneficially and of record by the Company and (ii) the number of Units subject to any LLC Equity Right outstanding immediately prior to the Effective Time, whether or not then exercisable, other than any owned beneficially and of record by the Company. "LLC Portion" means the portion of the LLC's equity interest which is not owned beneficially and of record by the Company immediately prior to the Effective Time.

         1.9  Restrictions on Transfer.

         (a) General. The Buyer Ordinary Shares issuable upon the Closing will be subject to the restriction that they shall not be transferred, sold or otherwise disposed of until April 1, 2001.

         (b) Restricted Shares. In addition, 20% of the Buyer Ordinary Shares issuable upon the Closing (the "Restricted Shares") shall be subject to the restriction that they shall not be transferred, sold or otherwise disposed of until December 20, 2001. The Restricted Shares will be allocated among the recipients otherwise entitled to receive Buyer Ordinary Shares at the Effective Time pro rata in accordance to the number they would otherwise receive, unless, prior


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

to the Effective Time, the Company delivers a non-pro-rata allocation of the Restricted Shares, which allocation shall be accompanied by the written agreement thereto of all Holders to which Restricted Shares in excess of their pro rata share shall be allocated. In any such special allocation, Jan Eddy, Steve Entine and Dave Rasmussen shall each be allocated not less than their respective pro rata amounts.

         (c) Exception. The restrictions of Sections 1.9(a) and (b) will not preclude a transfer to one or more immediate family members and/or an entity in which one or more immediate family members owns all the interest, provided that the transferee expressly agrees in writing to be bound by this Section 1.9.

         1.10 Common Stock of Merger Sub. At the Effective Time, all of the outstanding shares of Common Stock of Merger Sub shall be converted into an equal number of shares of Common Stock of the Surviving Corporation.

         1.11 Fractional Shares. The Buyer shall not be required to issue or deliver any fractional Buyer Ordinary Shares or any certificates representing fractional Buyer Ordinary Shares for certificates representing the Shares; however, the Buyer shall pay to each person who would otherwise be entitled to receive a certificate representing a fractional share of Buyer Ordinary Shares an amount in cash (rounded to the nearest whole cent) equal to the per share value of Buyer Ordinary Shares (based on the last sales price of Buyer Ordinary Shares as reported on Nasdaq on the Effective Time) multiplied by the fraction of a share of Buyer Ordinary Shares to which such Stockholder would otherwise be entitled.

         1.12 Stock Options. At the Effective Time, the Buyer will assume the LLC's obligations under the LLC's 1998 Unit Option Plan and all options outstanding thereunder, and each option outstanding thereunder at the Effective Time will be exercisable for the number of Buyer Ordinary Shares determined by multiplying the number of Units subject thereto at the Effective Time by the LLC Exchange Ratio (subject to Sections 1.20 and 1.21), and the exercise price for each Buyer Ordinary Share subject thereto shall be the exercise price in effect immediately prior to the Effective Time divided by the LLC Exchange Ratio. Such options shall continue to vest in accordance with their terms and shall accelerate pursuant to the terms of the Option Plan. Such assumption shall not preclude employees of the Company that continue their employment from participating in the Buyer's stock option plan and other plans in the normal course.

         1.13 Warrants. At the Effective Time, the warrants to acquire Shares and Units set forth in Section 2.1 shall be exercisable for the number of Buyer Ordinary Shares determined by multiplying the number of Shares or Units subject thereto at the Effective Time by the Company Exchange Ratio or the LLC Exchange Ratio, as the case may be (subject to Sections 1.20 and 1.21), and the exercise price for each Buyer Ordinary Share subject thereto shall be the exercise price in effect immediately prior to the Effective Time divided by the Company Exchange Ratio or the LLC Exchange Ratio, as the case may be.

         1.14 Certificate Surrender Required. Notwithstanding any other provision of this Agreement, no certificate for Buyer Ordinary Shares and no cash in lieu of fractional shares otherwise payable to a holder of Shares who has not theretofore surrendered its, his or her


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

certificates formerly evidencing the Shares registered in its, his or her name shall be issued or paid until the surrender of such certificates to the Buyer. Until properly surrendered, certificates formerly evidencing the Shares shall be deemed for all purposes to evidence only the Buyer Ordinary Shares into which such Shares were converted by virtue of the Merger.

         1.15 Notice. As soon as practicable after the Effective Time, the Company shall notify each Stockholder who has not already surrendered all its, his or her certificates formerly evidencing the Shares registered in its, his or her name, that the Merger has become effective and that such certificates may be surrendered to the Buyer in order to receive certificates representing the Buyer Ordinary Shares into which such Shares were converted by virtue of the Merger and the amounts then payable to such holder in accordance with this Agreement.

         1.16 Nonregistered Certificate Holders. If any part of the Buyer Ordinary Shares issuable or right to receive cash in lieu of fractional shares payable to a holder of Shares is to be issued or paid to a Person other than the Person in whose name the certificates surrendered in exchange therefor are registered, it shall be a condition to such issuance or payment that the certificate so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Company any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Company that such taxes have been paid or are not required to be paid.

         1.17 Lost, Stolen or Destroyed Certificates. In the event any certificate formerly representing Shares shall have been lost, stolen or destroyed, upon the making of any affidavit of that fact by the registered holder thereof or such holders' duly authorized attorney-in-fact, the Buyer shall issue the certificate for Buyer Ordinary Shares and pay the cash amount to which such Shares are then entitled by virtue of the Merger, provided that the Buyer may, in its discretion and as a condition precedent to such issuance and payment, require the owner of such lost, stolen or destroyed certificate to give the Buyer and the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Buyer or the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

         1.18 Transfer Books; No Further Ownership Rights in the Shares or Membership Interest. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law.

         1.19 Dissenters' Rights. If any dissenters' right under subchapter XIII of chapter 180 of the 1999 Wisconsin Statutes are asserted, the Company shall give the Buyer and Merger Sub notice thereof and the Buyer and Merger Sub shall have the right to participate in all negotiations and proceedings with respect to any such demands. The Surviving Corporation shall not, except with the prior written consent of the Buyer or Merger Sub, voluntarily make any payment with respect to, or settle or offer to settle, any assertion of appraisal rights. If any Shares as to which appraisal rights are asserted shall fail to perfect or shall have effectively withdrawn or lost such

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

appraisal rights, such Shares shall thereupon be treated as though such Shares had been converted into Buyer Ordinary Shares pursuant to Section 1.8.

         1.20 Other Agreements.

         (a) Stockholder has entered into a support agreement (a "Support Agreement") with the Buyer, a copy of which is attached as Exhibit A. Stockholder agrees that the Support Agreement will apply to this Agreement in lieu of the Original Agreement.

         (b) At the Closing, the Buyer and the Holders' Agent, on behalf of the Holders participating therein (determined as set forth in Section 1.21), will enter into an escrow agreement in customary form (the "Escrow Agreement") to carry out the provisions of Sections 1.21 and 1.22.

         (c) At the Closing, the Stockholder and Additional Members will enter into mutual releases with the Company and the LLC in the form attached as Exhibit B.

         (d) The individuals listed in Schedule 1.19(c) have entered into employment agreements with the Buyer, copies of which are attached as Exhibits C-1, C-2 and C-3.

          1.21 Escrow Deposit. Notwithstanding anything in this Section 1, a number of Buyer Ordinary Shares equal to 5% of the number of Buyer Ordinary Shares issuable pursuant to the Merger and the Exchange and subject to options pursuant to Section 1.12 or to warrants pursuant to Section 1.13 shall be subject to the Escrow Agreement. The Company will provide, prior to the Effective Time, the allocation of such escrow deposit among the Holders, which allocation shall be accompanied by the written agreement thereto of all Holders to which such escrow deposit shall be allocated, confirming the Holders' Agent's authority as set forth herein. Certificates representing such Buyer Ordinary
Shares otherwise deliverable pursuant to the Merger or the Exchange shall be delivered to the escrow agent under the Escrow Agreement (the "Escrow Agent") rather than the holder of Shares or Units otherwise entitled thereto, to be held and distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement. It is understood and agreed that to the extent set forth in Section
7.2 herein, the escrow created by the Escrow Agreement shall represent the sole remedy of the Buyer, Merger Sub and U.S. Sub, and the maximum exposure of the Company, the LLC, the Stockholder and the Additional Members, for any claim based on a breach by the Company, the LLC, the Stockholder or the Additional Members of a representation, warranty, covenant, or agreement under this Agreement or any indemnification or similar obligations of such parties hereunder, unless otherwise expressly set forth herein.


         1.22 Distribution from Escrow


         (a) Promptly after the Last Escrow Claim Date, as that term is defined in the Escrow Agreement, the Holders' Agent and the Buyer shall sign a joint instruction pursuant to which the Escrow Agent will distribute (or confirm as no longer being a potential option or warrant adjustment, as the case may be) to the Holders, in the Holders' Proportions, if any, of the amount then held under the Escrow Agreement against which the Buyer has not made a claim.

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

         (b) Promptly after resolution of any Buyer claims under the Escrow Agreement, the Holders' Agent and the Buyer will sign a joint instruction pursuant to which the Escrow Agent will distribute (or confirm as no longer being a potential option or warrant adjustment, as the case may be) to the Holders, in the Holders' Proportionate Shares, their share, if any, and to the Buyer its share, if any, of the amount released to the Holders and the Buyer pursuant to such resolution.

         (c) The agreed dollar value of a claim by the Buyer shall be converted into Buyer Ordinary Shares at the average closing price of a Buyer Ordinary Share on the Nasdaq National Market System for the 20 trading days ending on and including the 2nd trading day prior to the payment date. All calculations relevant to such determination shall be appropriately adjusted for any stock split, reverse stock split, stock dividend or similar transaction occurring after the Closing Date but before the payment date. The resulting number of Buyer Ordinary Shares shall be prorated as a reduction, in the Holders' Proportions, to the number of Buyer Ordinary Shares otherwise issuable pursuant to the Merger and the Exchange and subject to option pursuant to Section 1.11 or warrant pursuant to Section 1.12.

         (d) The provisions of this Section 1.21 will be supplemented by the more detailed provisions of the Escrow Agreement.

Section 2 Transactional Representations and Warranties of the Stockholder, the Company, the Additional Members and the LLC

         A. The Stockholder, the Company and the LLC represent and warrant to the Buyer that, on and as of the date hereof:

         2.1  Capital Stock and Membership Interest.

         (a) The authorized and outstanding capital stock of the Company is as follows:

                                           Shares            Shares
                Designation of Class     Authorized       Outstanding

                Common Stock              3,800,000        652,684.01

                Preferred Stock           1,800,000           None

There is no capital  stock of the Company  outstanding  except as stated in this
Section 2.1(a). The record and beneficial owners to the outstanding capital stock stated in this Section 2.1(a) are set forth in Schedule 2.1(a). There are no outstanding Stock Rights of the Company: Except as disclosed in Schedule 2.1(a), the Company is not a party to any stockholders agreement, registration rights agreement or other Contract with respect to capital stock or Stock Right issued or to be issued by it.


         (b) The authorized and outstanding membership interests in the LLC are as follows:

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

                                               Units            Units
                Designation of Class        Authorized       Outstanding

                LLC Units                    1,800,000        738,799.26

         There is no membership interest in the LLC outstanding except as stated
in this Section  2.1(b).  The record and  beneficial  owners to the  outstanding membership  interests  stated in this  Section  2.1(b) are set forth in Schedule
2.1(b). The outstanding LLC Equity Rights of the LLC are as follows:
                                                                                      Units
                                                                                     Subject
                Designation of LLC Equity Right                  Class of Units      to Right
                Options under  1998 Unit Option Plan               LLC Units          96,788

                Warrants                                           LLC Units          78,883

There are no LLC Equity Rights outstanding with respect to the LLC except as set forth in this Section 2.1(b), and the terms, and record and beneficial owners, of such LLC Equity Rights are as set forth in Schedule 2.1(b). Except as disclosed in Schedule 2.1(b), the LLC is not a party to any members agreement, registration rights agreement or other Contract with respect to membership interests or LLC Equity Rights issued or to be issued by it.

         (c) All of the issued and outstanding capital stock of the Company has been duly and validly authorized and issued and is fully paid and non-assessable (except with respect to certain unpaid employee wages under Section 180.0622(2)(b) of the 1999 Wisconsin Statutes), and has not been issued in violation of any preemptive or similar rights of any stockholder or any applicable securities law. Except as disclosed in Schedule 2.1(a), no Person has any right to require the Company to redeem, purchase or otherwise reacquire any capital stock issued by the Company or any Stock Rights with respect to any capital stock issued by the Company. There are no preemptive or similar rights in respect of any capital stock of the Company except as set forth in Schedule 2.1(a).

         (d) All of the issued and outstanding membership interests in the LLC have been duly and validly authorized and issued and is fully paid and non-assessable, and has not been issued in violation of any preemptive or similar rights of any member or any applicable securities law. Except as disclosed in Schedule 2.1(b), no Person has any right to require the LLC to redeem, purchase or otherwise reacquire any membership interest in the LLC or any LLC Equity Rights. There are no preemptive or similar rights in respect of any membership interest in the LLC except as set forth in Schedule 2.1(b).

         (e) The Company has never declared or paid any dividend or made any distribution in respect of any of its capital stock or any Stock Rights with respect thereto, or, except as set forth


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

in Schedule 2.1(a), directly or indirectly redeemed, purchased or otherwise acquired any of the capital stock issued by it or any Stock Rights with respect thereto.

         (f) The LLC has never declared or made any distribution in respect of any of its membership interest or any LLC Equity Rights with respect thereto, or, except as set forth in Schedule 2.1(b), directly or indirectly redeemed, purchased or otherwise acquired any of the membership interests issued by it or any LLC Equity Rights with respect thereto.

         2.2  Organization; Good Standing.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Wisconsin and has all requisite power and authority under applicable corporate law to own, lease and operate its Properties and to conduct the Business as currently conducted. The Company is not required to be qualified to do business as a foreign corporation in any jurisdiction. The Company is not a partner in any general or limited partnership or a member in any limited liability company except the LLC.

         (b) The LLC is a limited liability company duly organized, validly existing and in good standing under the laws of Wisconsin and has all requisite power and authority under applicable limited liability company law to own, lease and operate its Properties and to conduct the Business as currently conducted. The LLC is not required to be qualified to do business as a foreign limited liability company in any jurisdiction other than jurisdictions in which any failures to be so qualified would not materially adversely affect the LLC. The LLC is not a partner in any general or limited partnership or a member in any limited liability company.

         2.3. Authority.

         (a) The Company has all requisite power and authority under applicable corporate law to execute and deliver this Agreement and to perform the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company (subject to the vote or consent of its stockholders approving the Merger and this Agreement) and no other approval on the part of the Company is necessary under applicable corporate law for the execution, delivery and performance of this Agreement.

         (b) The LLC has all requisite power and authority under applicable limited liability company law to execute and deliver this Agreement and to perform the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of the LLC and no other approval on the part of the LLC is necessary under applicable limited liability company law for the execution, delivery and performance of this Agreement.

         2.4 No Violation. Except as set forth in Schedule 2.4, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) will not violate or conflict with the articles of incorporation or by-laws of the Company or the operating agreement of the LLC,
(ii) do not require any Third-Party Action with respect to the Company or the LLC, (iii) do not violate any Legal Requirement or Order applicable to the Company or the LLC,

(iv) do not conflict with or constitute a default under, or result in the acceleration or right of acceleration of any obligations or the termination or right of termination of any rights under any Contract to which the Company or the LLC is a party, and (v) will not result in the creation or imposition of any Lien, claim, charge, restriction, equity or encumbrance of any kind upon or give any Person any interest or right in or with respect to any of the Properties, assets, business, agreements or Contracts of the Company or the LLC.

         2.5 No Brokers, Finders, Etc. Neither the Company nor the LLC nor (with respect to each Stockholder) such Stockholder nor (with respect to each Additional Member) such Additional Member has engaged any agent, broker, finder or investment or commercial banker in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby.

         B. Each Stockholder and Additional Member, with respect to itself, himself or herself only, hereby represents and warrants to the Buyer that, on and as of the date hereof:

         2.6 Title. Such Stockholder is the sole record and beneficial owner of the shares of Company stock set forth opposite such Stockholder's name on
Schedule 2.1(a). Such shares are free and clear of all Third-Party Rights, and such Stockholder has the full and unrestricted right, power and authority to vote such shares in favor of, and have such shares participate in, the Merger, except as set forth in Schedule 2.6. Such Additional Member is the sole record and beneficial owner of the membership interests set forth opposite such Additional Member's name on Schedule 2.1(b). Such membership interests are free and clear of all Third-Party Rights, and such Additional Member has the full and unrestricted right, power and authority to consummate the Exchange, except as set forth in Schedule 2.6.

         2.7 Authority; Enforceability. Such Stockholder has full right and power and all authorization and approval required by any Legal Requirement, and by any Contract to which such Stockholder is a party, to vote his, her or its shares in favor of the Merger. Such Additional Member has full right and power and all authorization and approval required by any Legal Requirement, and by any Contract to which such Additional Member is a party to exchange his, her or its membership interest pursuant to the Exchange. The execution, delivery and performance of this Agreement by such Stockholder or Additional Member have been duly authorized by all necessary action, and such Stockholder or Additional Member has all requisite power and authority to execute and deliver this Agreement and perform the transactions contemplated hereby. This Agreement is legally binding on and enforceable against such Stockholder or Additional Member in accordance with its terms. Except as set forth in Schedule 2.7, the execution, delivery and performance of this Agreement by such Stockholder or Additional Member and the consummation by such Stockholder or Additional Member of all of the transactions contemplated hereby (x) do not violate any Legal Requirement or Order applicable to such Stockholder or Additional Member and (y) do not conflict with or constitute a default (with or without the giving of notice or the passage of time or both) under, or result in any acceleration or right of acceleration of any obligations under, any Contract to which such Stockholder or Additional Member is a party.

         2.8 Investment Intent. Such Stockholder or Additional Member is acquiring Buyer Ordinary Shares under the terms of this Agreement for such Stockholder's or Additional

Member's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Such Stockholder or Additional Member understands that the Buyer Ordinary Shares are characterized as "restricted securities" under the federal securities laws inasmuch as the Buyer Ordinary Shares are being acquired from the Buyer in a transaction not involving a public offering. Such Stockholder or Additional Member understands that the Buyer Ordinary Shares have not been registered under the Act by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act, that they must be held indefinitely unless a subsequent disposition thereof is registered under the Act or is exempt from registration, and that the reliance of the Buyer and others on this exemption is predicated in part on such Stockholder's or Additional Member's representations and warranties.

         2.9 Investment Experience. Such Stockholder or Additional Member has carefully reviewed this Agreement, including the Exhibits and Schedules hereto, and has carefully reviewed all other available materials concerning the Buyer and has asked the Buyer all questions he, she or it deemed appropriate. Such Stockholder or Additional Member represents and warrants that he, she or it (i) is an "accredited investor," as that term is defined in ss. 501(a) of Regulation D of the Act; and/or (ii) is experienced in evaluating and investing in companies similar to the Buyer, can bear the economic risk of owning the Buyer Ordinary Shares, including a complete loss of the investment, for an indefinite period of time, and (alone or together with his, her or its advisors) has enough knowledge and experience in financial and business matters to evaluate the merits and risks of owning the Buyer Ordinary Shares.

         2.10 Transfer and Assignment. Any transfer or assignment of the Buyer Ordinary Shares must be made in compliance with the Act and applicable state securities laws. No such assignment or transfer will be valid unless the Buyer first receives notice of such assignment or transfer and an opinion of counsel (which opinion of counsel must be reasonably satisfactory to the Buyer) to the effect that such assignment or transfer does not violate the registration requirements of the Act or any applicable state securities law. There are no Contract, first refusal rights or arrangements of any kind between such Stockholder or Additional Member and any other Person that require such Stockholder or Additional Member to offer or sell the Buyer Ordinary Shares to any Person, whether in connection with the transaction contemplated by this Agreement, any resale of the Buyer Ordinary Shares in the future or otherwise.

         2.11 Legends. Such Stockholder or Additional Member understands that the certificate(s) evidencing the Buyer Ordinary Shares may bear a legend substantially as follows:

         The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired not with a view to distribution and may not be offered, sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and under any applicable state securities laws, or an opinion of counsel satisfactory to the Buyer that the proposed transfer can be made in compliance with federal and state securities laws.

and  any  legend  required  by any  applicable  state  laws or  regulations.  In
addition,   such  certificates  will  bear  a  legend  reflecting  the  transfer restrictions set forth in Section 1.9.

         2.12 Tax Status. Each Stockholder understands and acknowledges that the qualification of the Merger as a reorganization under Section 368(a)(2)(E) of the Code is dependent on a number of factors outside the control of the Buyer, including without limitation, actions taken after the Closing by such Stockholder and other holders of Company capital stock, and that the Buyer will have no responsibility with respect to any such matter and is not assuring such Stockholder that such qualification will be achieved. Each Stockholder confirms that he, she or it has relied upon his, her or its own tax counsel, and not on the Buyer or any representative of the Buyer, with respect to such qualification. Each Additional Member understands and acknowledges that the exchange of membership interests in the LLC for Buyer Ordinary Shares contemplated hereby is a taxable transaction.

Section 3 Business Representations and Warranties of the Stockholder, the Company and the LLC

         The Stockholder, the Company and the LLC represent and warrant to the Buyer that, on and as of the date hereof:

         3.1 Subsidiaries, Etc. Except for the Company's ownership of a membership interest in the LLC and as set forth in Schedule 3.1, the Company and the LLC do not beneficially own any equity or debt interest (except as a creditor in the ordinary course of business), direct or indirect, in any Person.

         3.2  Financial Statements, Etc.

         (a) Schedule 3.2(a) contains copies of the unaudited consolidated balance sheets and consolidated statements of operations and shareholders equity and of cash flows for the Company and the LLC at and for each of the three years ended September 30, 2000 (the "Last Fiscal Year-End") (the "Financial Statements"). The Financial Statements fairly present the consolidated financial condition of the Company and the LLC at the dates indicated and the consolidated results of operations and cash flows of the Company and the LLC for the periods indicated in accordance with GAAP consistently applied throughout the periods indicated (except as stated therein and for the absence of statements of retained earnings and cash flows and footnotes and subject to normal, nonmaterial year-end adjustments). The Company will engage its accountants, Grant Thornton LLP, to review the unaudited financial statements for the year ended September 30, 2000, and the cost of such review shall be borne by the Buyer.

         (b)  [intentionally omitted]

         (c) Certain Indebtedness. Schedule 3.2(c) sets forth all obligations of the Company and the LLC with respect to borrowed money, debt securities, capitalized leases and the deferred payment of the purchase price of property or services over an original term of six months or more, and the Property of the Company and the LLC, if any, subject to a Lien to secure any of such obligations.

         (d) Absence of Certain Liabilities. The Company and the LLC have no liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, arising out of acts or omissions heretofore occurring, or circumstances currently or heretofore existing, except: (i) as expressly set forth in this Agreement (including without limitation disclosures in the

Schedules hereto); (ii) as accrued in the balance sheet included in the Financial Statements; (iii) for liabilities and obligations incurred since the Last Fiscal Year-End in the ordinary course of business consistent in nature and amount with past practice; and (iv) liabilities and obligations of a kind not required to be accrued in a balance sheet at the date hereof prepared in accordance with GAAP which individually (or in the aggregate for related matters), based on the facts known to the Company or the LLC are not reasonably likely to subject the Company or the LLC to Damages in excess of $100,000.

         (e) Absence of Certain Changes. Since the Last Fiscal Year-End, except as set forth in Schedule 3.2(e):

                  (i) The Company and the LLC have operated its business in the ordinary course.

                  (ii) There has been no material adverse change in the assets, business, liabilities, financial condition, results of operations or customer base of the Company or the LLC.

                  (iii) There has not been any damage, destruction or condemnation known to the Company or the LLC with respect to Property having an aggregate net book value on the Company's and LLC's consolidated books in excess of $100,000, net of any insurance recoveries.

                  (iv) There has not been any change in the accounting methods, practices or principles of the Company or the LLC.

                  (v) Neither the Company nor the LLC has sold, transferred or otherwise disposed of (or agreed or committed to sell, transfer or otherwise dispose of) any Property other than the sale of inventory in the ordinary course, or canceled, compromised, released or assigned any debt or claim in its favor, where the aggregate amount of such sales, transfers, dispositions, cancellations, compromises, releases or assignments for both the Company and the LLC exceeds $100,000, except with respect to this Agreement.

                  (vi) Neither the Company nor the LLC has instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Agency.

                  (vii) Neither the Company nor the LLC has assumed, guaranteed, endorsed or otherwise become responsible (or otherwise agreed to become responsible) for the obligations of any other Person, except for the endorsement of negotiable instruments in the ordinary course of business and the Company's guarantee of certain loan obligations of the LLC.

                  (viii) Neither the Company nor the LLC has granted (or agreed or committed to grant) any increase in compensation or fringe benefits other than normal salary increases and stock option grants consistent with prior periods and employment offers issued in the ordinary course of business.

         3.3  Taxes.

         (a) The Company and the LLC has each properly completed and filed, within the time and in the manner prescribed by law, all Tax returns and other documents required to be filed in respect of all Taxes, and all such returns and other documents are true, correct and complete. The Company and the LLC has each furnished to the Buyer copies of all income Tax returns of the Company and/or the LLC for the past four years. The Company and the LLC have, within the time and in the manner prescribed by law, paid all Taxes that are due and payable. The Company and the LLC have established reserves on their consolidated books that are adequate for the payment of all Taxes not yet due and payable.

         (b) (i) None of such  returns  contained a disclosure  statement  under
         Section 6662 of the Code or any similar provision of foreign law;

                  (ii) Neither the Company nor the LLC has received written notice from any federal or foreign taxing authority asserting any deficiency against any the Company or the LLC or claim for additional Taxes in connection therewith, other than any deficiency or claim which has been previously settled or for which appropriate reserves are included in the Financial Statements;

                  (iii) Neither the Company nor the LLC has received any notice of any pending action, audit, proceeding or investigation with respect to the assessment or collection of federal or foreign Taxes or a claim for refund made by the Company and/or the LLC with respect to federal or foreign Taxes previously paid, and to the Company's and the LLC's knowledge, no such pending action, audit, proceeding or investigation exists;

                  (iv) All amounts that are required to be collected or withheld by the Company or the LLC with respect to federal or foreign Taxes have been duly collected or withheld, and all such amounts that are required to be remitted to any federal or foreign taxing authority have been duly remitted;

                  (v) No audit has been conducted of any income tax return filed by the Company or the LLC. The time during which such returns remain open for examination has expired in accordance with applicable statute and regulations, except for those returns for which the normally applicable statutory/regulatory period has not yet elapsed;

                  (vi) Neither the Company and the LLC has requested or been granted any currently effective waiver or extension of any statute of limitations with respect to the assessment or filing of any Tax or return with respect thereto;

                  (vii) No consent has been filed under Section 341(f) of the Code with respect to the Company or the LLC;

                  (viii) Neither the Company nor the LLC are required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of foreign laws or regulations) by reason of a change in accounting method nor does the Company or the LLC have any knowledge that the Internal Revenue Service (or other taxing authority) has proposed, or is considering, any such change in accounting method; and

                  (ix) Neither the Company nor the LLC is a party to or is bound by or has any continuing obligation under any tax sharing or similar agreement or arrangement with any Person.

         3.4  Title to Properties.

         (a)  Neither the Company nor the LLC owns any real Property.

         (b) Schedule 3.4(b) is a true and complete summary based on the books and records of the Company and the LLC of all items of personal Property owned by the Company or the LLC with a net book value at the Last Fiscal Year-End in excess of $5,000 per item.

         (c) Except as set forth in Schedule 3.4(c), the Company and the LLC each has good title to all of its Properties, in each case free and clear of all Third-Party Rights .

         (d) Except with respect to items leased as described in Schedule 3.7, the Company and the LLC each owns all material items of non-inventory tangible and intangible personal Property that were owned as of the Last Fiscal Year-End and used in generating the revenue shown in the last audited statement of operations of the Company and the LLC for the fiscal year ending on the Last Fiscal Year-End previously delivered to the Buyer, subject to any sales or dispositions of tangible personal Property since the Last Fiscal Year-End in the ordinary course of business.

         3.5 Inventories. Since the Last Fiscal Year-End, all sales of inventory have been made in the ordinary course of business and no inventory has been pledged as collateral.

         3.6 Accounts Receivable. The respective accounts receivable of the Company and the LLC (i) are bona fide and arose from valid sales in the ordinary course of business in material conformity with all applicable Legal Requirements, (ii) are valid and binding obligations of the debtors requiring no further performance by the Company or the LLC, and (iii) subject to the allowance for doubtful accounts receivable in the latest balance sheet included in the Financial Statements, are fully collectible and not subject to any offsets or counterclaims and do not represent guaranteed sale, sell-or-return transactions or any other similar understanding. No accounts receivable have been pledged as collateral to any Person. The amounts shown for accounts receivable in the Financial Statements reflect an allowance for doubtful accounts receivable in accordance with GAAP.

         3.7 Leases, Etc. Schedule 3.7 lists all leases, rental agreements, conditional sales contracts and other similar Contracts under which the Company or the LLC leases (as lessor or lessee) any real or personal Property with rental payments exceeding $5,000 per year (collectively, the "Disclosable Leases"). All Disclosable Leases are, in all material respects, valid, in good standing and enforceable by the Company or the LLC, as the case may be, in accordance with their terms. Neither the Company, the LLC nor any other party to any Disclosable Lease is in material breach thereof. The Company and the LLC each enjoys peaceable possession of all real estate premises subject to Disclosable Leases to which it is a party and to all personal Property subject to Disclosable Leases to which it is a party.

         3.8 Facilities, Equipment. The Company and the LLC each owns or leases all material land, buildings and equipment used in the operation of its business. Neither the Company nor the LLC has received any notice of any material violation of any Legal Requirement or Order by the Company's or the LLC's facilities which has not been corrected, and no facility of the Company or the LLC is in material violation of any Legal Requirement or Order.

         3.9 Insurance. Schedule 3.9 lists and describes briefly all binders and policies of liability, theft, life, fire and other forms of insurance and surety bonds, insuring the Company, the LLC or any of their respective Properties, assets and business as of the date hereof. Except as noted in Schedule 3.9, all listed policies and binders insure on an occurrence, rather than claims-made, basis. All policies and binders listed in Schedule 3.9 are valid and in good standing and in full force and effect and the premiums have been paid when due. Except for any claims set forth in Schedule 3.9, there are no outstanding unpaid claims under such policy or binder, and, except as set forth in Schedule 3.9, the Company and the LLC have not received any notice of cancellation, general disclaimer of liability or non-renewal of any such policy or binder.

         3.10 Employment and Benefit Matters.

         (a) Schedule 3.10(a) lists each of the following for each employee of the Company or the LLC: employer, name, hire date, current salary and currently held options (including the vesting schedule applicable to such options). None of the employees listed on Schedule 3.10(a) has given Company or the LLC notice of his or her intention to resign his or her position with the Company and the LLC and Company and the LLC has no present intention to terminate any of such employees.

         (b) Schedule 3.10(b) lists all of the following items which are applicable to the Company and the LLC: (i) employment Contracts with any employee, officer or director; and (ii) Contracts or arrangements with any Person providing for bonuses, profit sharing payments, deferred compensation, stock options, stock purchase rights, retainer, consulting, incentive, severance pay or retirement benefits, life, medical or other insurance, payments triggered by a change in control or any other employee benefits or any other payments, "fringe benefits" or perquisites which are not terminable at will without liability to the Company or the LLC or which are subject to ERISA. The contracts or arrangements referred to in the foregoing clause (ii) are herein called "Benefit Plans."

         (c) Neither the Company, the LLC nor any of their ERISA Affiliates has any union contracts, collective bargaining, union or labor agreements or other Contract with any group of employees, labor union or employee representative(s), nor has the Company, the LLC or any ERISA Affiliate ever participated in or contributed to any single employer defined benefit plan or multi-employer plan within the meaning of ERISA Section 3(37), nor is the Company or the LLC currently engaged in any labor negotiations, excepting minor grievances, nor is the Company the subject of any union organization effort. The Company and the LLC is each in material compliance with applicable Legal Requirements respecting employment and employment practices and terms and conditions of employment, including without limitation health and safety and wages and hours. No unfair labor practice complaint is pending against the Company or the LLC before the National Labor Relations Board or other Governmental Agency. There is no labor dispute, strike, slowdown or work stoppage pending or threatened against the Company or the LLC.

         (d) True and correct copies of each Benefit Plan listed in Schedule 3.10(b) that is subject to ERISA (an "ERISA Plan") and related trust agreements, insurance contracts, and summary descriptions have been delivered or made available to the Buyer by the Company and the LLC. The Company and the LLC have also delivered or made available to the Buyer a copy of the two most recently filed IRS Forms 5500, with attached financial statement and accountant's opinion, if applicable, for each ERISA Plan. The Company and the LLC have also delivered or made available to the Buyer a copy of, in the case of each ERISA Plan intended to qualify under Section 401(a) of the Code, the most recent Internal Revenue Service letter as to its qualification under Section 401(a) of the Code. Nothing has occurred prior to or since the issuance of such letters to cause the loss of qualification under the Code of any of such plans.

         (e) Except as disclosed in Schedule 3.10(e), none of the ERISA Plans has participated in, engaged in or been a party to any prohibited transaction as defined in ERISA or the Code, and there are no material claims pending or overtly threatened, involving any Benefit Plan listed in Schedule 3.10(b). There have been no material violations of any reporting or disclosure requirements with respect to any ERISA Plan.

         (f) Neither the Company, the LLC nor any of their ERISA Affiliates has any liability for any excise tax imposed by Section 4971, 4972, 4974, 4975, 4976, 4977, 4978, 4978B, 4979, 4979A, 4980 or 4980B of the Code.

         (g) Except as disclosed in Schedule 3.10(g), neither the Company, the LLC nor any of their respective ERISA Affiliates maintains any plans providing benefits within the meaning of Section 3(1) of ERISA (other than group health plan continuation coverage under Section 601 of ERISA and 4980B(f) of the Code) to former employees or retirees.

         3.11 Contracts. Except as shown on Schedules 3.7 and 3.11, and except for Contracts fully performed or terminable at will without liability to the Company or the LLC (both before and after the Effective Time), neither the Company nor the LLC is a party to any Contract (i) which materially affects the Company or the LLC or their respective businesses, Properties, assets, operations or financial condition, (ii) which contemplates performance by the Company or the LLC during a remaining period of more than one year (90 days in the case of any purchase Contract) or involves remaining commitments for sale or purchase in excess of $50,000, (iii) under which the rights or obligations of any party will change, accelerate, terminate, vest or in any other way be affected by the consummation of the Merger or the Exchange or (iv) in which any Affiliate of the Company or the LLC (other than the Company) has any direct or indirect economic interest. True and complete copies of each Contract disclosable on Schedule 3.11 (a "Disclosable Contract") have been delivered to the Buyer. Each Disclosable Contract is, in all material respects, valid, in good standing and enforceable by the Company and/or the LLC, as the case may be, in accordance with its terms. Neither the Company, the LLC nor any other party to any Disclosable Contract is in material breach thereof.

         3.12 Officers and Directors, Etc. Schedule 3.12 is a true and complete list of:

         (a) the names and addresses of each of the Company's and the LLC's officers and directors;

         (b) the name of each bank or other financial institution in which the Company or the LLC has an account, deposit or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and

         (c) the name of each bank or other financial institution in which the Company or the LLC has a line of credit or other loan facility.

         3.13 Corporate Documents. The Company and the LLC have furnished or made available to the Buyer or its representatives true, correct and complete copies of (i) the articles or certificate of incorporation and bylaws of the Company and the operating agreement of the LLC, (ii) the minute books of the Company and the LLC containing all records required to be set forth of all proceedings, consents, actions and meetings of the stockholders and board of directors of the Company and the members and managers of the LLC; (iii) all material Permits and Orders with respect to the Company and the LLC; (iv) the stock transfer books of the Company setting forth all issuances and transfers of any capital stock; and (v) the membership records of the LLC setting forth all issuances and transfers of any membership interest.

         3.14 Legal Proceedings, Claims. There is no action, suit, proceeding or investigation pending in any court or before any arbitrator or before or by any Governmental Agency against the Company, the LLC or any of their Properties or business, and no such action, suit, proceeding or investigation currently threatened. Neither the Company nor the LLC is currently subject to any claim by any Person, whether or not such claim involves the threat of any action, suit, proceeding or investigation.

         3.15 Compliance with Instruments, Orders and Legal Requirements. Neither the Company nor the LLC is in material violation of, or in default in any material respect with respect to, any term or provision of its articles or certificate of incorporation or bylaws or operating agreement, or any Order or any Legal Requirement applicable to the Company or the LLC.

         3.16 Permits. The Company and the LLC each holds all Permits material to the conduct of its business as and where now conducted. There is not pending nor, threatened any proceedings to terminate, revoke, limit or impair any material Permit.

         3.17 Intellectual Property.

         (a) Except as set forth on Schedule 3.17(a), the Company or the LLC owns, solely and exclusively, and free and clear of any Third-Party Right, all title to and rights in all Intellectual Property that is used in the business of the Company or the LLC as currently conducted (collectively, the "Wingra Intellectual Property"). "Intellectual Property" means patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyright registrations, copyrights, and any applications for any of the foregoing, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, computer software programs or applications (in both source code and object code form), development documentation, programming tools, data, technical information, and tangible or intangible proprietary information or material.

         (b) Schedule 3.17(b) lists all patents, patent applications, trademarks, trade names, service marks and copyrights included in the Wingra Intellectual Property which have been registered, issued or applied for and the jurisdictions in which such Wingra Intellectual Property right has been issued, registered or applied for.

         (c) Schedule 3.17(c) lists (i) all licenses, sublicenses and other agreements, written or unwritten, to which the Company or the LLC is a party and pursuant to which any Person is authorized to use, resell, sublicense or market or distribute any Wingra Intellectual Property, and (ii) all written, and all material unwritten, licenses, sublicenses and other agreements to which the Company or the LLC is a party and pursuant to which the Company or the LLC is authorized to use, resell or distribute any third-party Intellectual Property, including without limitation software, opensource, freeware, shareware and hardware, (collectively, "Third-Party Intellectual Property") which are incorporated in or are a part of any products which the Company or the LLC has sold, resold, licensed or sublicensed, or which is material to the current operations of the Company or the LLC, other than (in the case of Third-Party Intellectual Property used internally only) readily-obtainable standard products with wide retail distribution. The Company and the LLC has, and at the relevant times in the past had, all necessary rights to resell or distribute any hardware and software of a third party which it resells or distributes or has resold or distributed. Neither the Company nor the LLC is in material violation of any license, sublicense or agreement described in Schedule 3.17(c). To the knowledge of the Company and the LLC, neither the Company nor the LLC, nor any of the products or operations of either, is in material violation of or materially infringes any Third-Party Intellectual Property. Except as set forth on Schedule 3.17(c), neither the Company nor the LLC has received any claim that it has lost or will lose any rights of the Company or the LLC under any licenses to Third-Party Intellectual Property to which the Company or the LLC is a party. The execution and delivery of this Agreement by the Company and the LLC and the consummation of the transactions contemplated hereby will neither cause the Company or the LLC to be in violation or default under any such license, sublicense or agreement nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as listed on Schedule 3.17(c), neither the Company nor the LLC has assigned or licensed to any third party any right, title or interest in the Wingra Intellectual Property. Except as listed on Schedule 3.17(c), neither the Company nor the LLC is contractually obligated to pay any compensation to any third party for the use of the Wingra Intellectual Property or the Third-Party Intellectual Property.

         (d) Except as set forth in Schedule 3.17(d), to the Company's and the LLC's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Wingra Intellectual Property or any Third-Party Intellectual Property licensed by or through the Company or the LLC by any third party, including without limitation any employee or former employee of the Company or the LLC. Neither the Company nor the LLC has entered into any agreement to indemnify any other person against any charge of infringement of any Third-Party Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

         (e) To the Company's and the LLC's knowledge, all patents, registered trademarks, registered service marks and registered copyrights held by the Company or the LLC are valid and subsisting. To the Company's and the LLC's knowledge, there is no assertion or claim (or basis therefor) challenging the validity of any Wingra Intellectual Property. Neither the Company nor the LLC has been sued in any suit, action or proceeding, or otherwise notified of any claim, which involves a claim of infringement of any Intellectual Property of any third party, or received an unsolicited request or proposal that the Company or the LLC license (as licensee) any Intellectual Property of any third party (other than normal marketing and sales activity). Neither the conduct of the business of the Company and the LLC as currently conducted nor the manufacture, sale, licensing or use of any of the products of the Company or the LLC as now manufactured, sold or licensed or used, infringes on or conflicts with, in any way, any trademark, trademark right, trade name, trade name right, service mark or copyright, or, to the Company's or the LLC's knowledge, any patent, patent right, industrial model or invention, of any third party that individually or in the aggregate has or is reasonably likely to have a Material Adverse Effect. To the Company's the LLC's knowledge and except as set forth on
Schedule 3.17(e), no third party is challenging the ownership by the Company or the LLC, or the validity or effectiveness of, any of the Wingra Intellectual Property. Neither the Company nor the LLC has brought any action, suit or proceeding for infringement of Wingra Intellectual Property or breach of any license or agreement involving Wingra Intellectual Property against any third party. There are no pending, or to the Company's or the LLC's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of the Company or any Subsidiary. Except as set forth on Schedule 3.17(e), to the Company's and the LLC's knowledge, there is no breach or violation by a third party of, or actual or threatened, loss of rights under, any licenses to which the Company or the LLC is a party.

         (f) Except as set forth in Schedule 3.17(f), the Company or the LLC, as appropriate, has secured written assignments from all current and former consultants and employees who contributed to the creation or development of the Wingra Intellectual Property currently being provided or marketed to customers or currently being used by the Company or the LLC of the rights to such contributions that the Company or the LLC does not already own by operation of law, recognizing the Company's or the LLC's ownership of all such Wingra Intellectual Property, agreeing to hold such of it as is not protected by patents, patent applications or copyright ("Confidential Information") in confidence and not to use any Confidential Information except in connection with such consultant's or employee's work for the Company or the LLC and agreeing to assist the Company or the LLC, as appropriate, to perfect in its own name any patentable Wingra Intellectual Property to which such consultant or employee contributed.

         (g) The Company and the LLC has each taken all commercially reasonable steps to protect and preserve the confidentiality of all Confidential Information. Except as set forth on Schedule 3.17(g), all use, disclosure or appropriation of Confidential Information by or to a third party has been pursuant to the terms of a written confidentiality or nondisclosure agreement between the Company, the LLC or any Subsidiary and such third party. Schedule 3.17(g) lists all such agreements currently in effect.

         (h) Schedule 3.17(h) lists (including names, addresses, contact names, telephone numbers and termination date and next renewal date) all Contracts or other arrangements currently in effect pursuant to which the Company or the LLC is obligated to provide installation, maintenance, consultation or other support services (collectively, the "Customer Support Agreements"). Except for any nonstandard maintenance agreements specified as such in Schedule 3.17(h), all of the Customer Support Agreements are in all material respects in the form of the license agreement identified as the standard maintenance agreement set forth in
Schedule 3.17(h). The versions of the products currently supported by the Company and the LLC are set forth in Schedule 3.17(h).

         (i) There are no material defects in the Company's or the LLC's products, and there are no material errors in any documentation, specifications, manuals, user guides, promotional material, internal notes or memos, technical documentation, drawings, flow charts, diagrams, source language statements, demo disks, benchmark test results or other written materials related to, associated with or used or produced in the development of the Company's or the LLC's products.

         (j) Schedule 3.17(j) lists, as of the date hereof, all written agreements or other arrangements under which the Company, the LLC or any Subsidiary has provided or agreed to provide source code of Enterprise Migrator(R), Net Junction(R), Missive(R) or any other Wingra Intellectual Property to any third Person, whether pursuant to escrow arrangements or otherwise.

         (k) The Company and the LLC have made available to the Buyer copies of the Company's and the LLC's standard forms of end-user licenses. Except as disclosed in Schedule 3.17(k) (which describes the material variations from the standard form of end-user license), as of the date hereof, neither the Company nor the LLC has entered into any end-user licenses which contain terms materially different than as set forth in the standard forms of such agreements made available to Purchaser.

         (l) No government funding or university or college facilities were used in the development of any product currently marketed or currently proposed to be marketed, and no such product was developed pursuant to any contract or other agreement with any Person except pursuant to Contracts listed in Schedule 3.17(l).

         (m) Schedule 3.17(m) describes the categorization of warranty claims against the Company and the LLC and lists all warranty claims in the categories there listed related to products currently or previously marketed by the Company or the LLC and the nature of such claims, except for customary product support and maintenance, that are pending or were made within the past twelve months. Except as set forth in Schedule 3.17(m), to the knowledge of the Company and the LLC, neither the Company nor the LLC has made any material oral or written representations or warranties with respect to its products or services.

         3.18 Capital Expenditures. Schedule 3.18 sets forth, by nature and amount, all budgeted capital expenditures of the Company and the LLC for which commitments have been or are budgeted to be made, or for which payments or current liabilities have been made or incurred or are budgeted to be made or incurred, after the Last Fiscal Year-End.

         3.19 Environmental Matters. There are no Hazardous Materials used or present at any location currently used by the Company or the LLC in the conduct of the Business, except for any Hazardous Materials constituting normal office supplies. To the knowledge of the Company and the LLC, no location currently or previously used by the Company or the LLC is contaminated by any Hazardous Material, and no event has occurred and no activity has been or is being conducted by the Company or the LLC or any other Person which has resulted or could reasonably result in contamination of any location currently or previously used by the Company or the LLC by any Hazardous Material. To the knowledge of the Company and the LLC, no Government Agency has commenced any investigation or proceeding with respect to the contamination of any location currently or previously used by the Company or the LLC by any Hazardous Material.

         3.20 Illegal Payments. To the Company's and the LLC's knowledge, none of the Company, the LLC nor any of their respective directors, officers, managers, employees or agents has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of Property however characterized to any broker, finder, agent, government official or other person, in the United States or any other country, in any manner related to the business or operations of the Company or the LLC, which the Company, the LLC or any such director, officer, manager, employee or agent knows or has reason to believe to have been illegal under any law.

         3.21 Confidentiality Obligations. Neither the Company nor the LLC is in possession of any information, documents or materials under an obligation of confidentiality or use to any other Person other than pursuant to a Contract described in Schedule 3.11. The conduct of the Business as presently conducted does not violate or conflict with the obligation of confidentiality or use to any other Person.

         3.22 Affiliate Transactions. Schedule 3.22 lists all transactions since December 31, 1996, and all obligations currently in effect (whenever arising), between the Company or the LLC on the one hand and any Affiliate of the Company or the LLC or any Person related to an Affiliate of the Company or the LLC by blood or marriage on the other hand.

          3.23 Information Statement. The information supplied by the Company, the Stockholder, the LLC and the Additional Members for inclusion in any information statement (the "Information Statement") to be sent to the holders of Shares or Units or in connection with such holders' consideration of the Merger or the Exchange shall not, on the date the Information Statement is first mailed to such holders, at the time such holders vote or consent to the Merger and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any previously communicated statement which has become false or misleading. Notwithstanding the foregoing, neither the Company, the Stockholder, the LLC nor the Additional Members make any representation, warranty or covenant with respect to any information supplied by the Buyer or Merger Sub that is contained in the Information Statement.


         3.24 Representations. No representation or warranty by the Company, the LLC, the Stockholder or the Additional Members in this Agreement, or in any document furnished by the Company, the LLC, the Stockholder or the Additional Members pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading.

Section 4 Representations and Warranties of Buyer

         The Buyer hereby represents and warrants to the Stockholder, the Company, the Additional Members and the LLC that, on and as of the date hereof:

         4.1 Organization, Standing, Etc. of Buyer and Merger Sub. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Israel. The Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. The Buyer and Merger Sub have full power and authority under applicable corporate law to own, lease and operate their Properties and to carry on the business in which they are engaged.

         4.2 Authority; Enforceability. The Buyer and Merger Sub have all necessary power and authority under applicable corporate law to execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Buyer and Merger Sub have been duly authorized by all necessary action under applicable corporate law and no other approvals are required. This Agreement is legally binding on and enforceable against the Buyer and Merger Sub in accordance with its terms. The execution, delivery and performance of this Agreement by the Buyer and Merger Sub and the consummation by the Buyer and Merger Sub of all of the transactions contemplated hereby, (w) will not violate or conflict with the memorandum of association, articles of association or articles of incorporation or bylaws of the Buyer or Merger Sub,
(x) do not require any Third-Party Action relating to the Buyer or Merger Sub except those listed on Schedule 4.2, (y) do not violate any Legal Requirement or Order applicable to the Buyer or Merger Sub and (z) do not conflict with or constitute a default (with or without the giving of notice or the passage of time or both) under, or result in any acceleration or right of acceleration of any obligations under, any Contract to which the Buyer or Merger Sub is a party, where, in each case, the absence of such Third-Party Action or such violation, conflict, default or acceleration would in any way adversely affect the transactions contemplated hereby.

         4.3 SEC Information. As of their respective filing dates (except as thereafter amended), all documents that the Buyer has filed with the SEC (the "Buyer SEC Documents") have complied in all material respects with the applicable requirements of the Act or the Exchange Act, and none of the Buyer SEC Documents has contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading except to the extent corrected by a subsequently filed Buyer SEC Document.

         4.4 Information Statement. The information supplied by the Buyer for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the holders of Shares or Units, at the time such holders vote or consent to the Merger and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact with respect to such information, or omit to state any material fact necessary in order to make the statements made therein with respect to such information, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any previously communicated statement with respect to such information which has become false or misleading. Notwithstanding the foregoing, neither the Buyer nor Merger Sub makes any representation, warranty or covenant with respect to any information supplied by the Company, the Stockholder, the LLC or the Additional Members that is contained in the Information Statement.

         4.5 HSR Act. The Buyer is its own "ultimate parent entity." The "total assets" and "annual net sales" of the Buyer are each less than $100,000,000. The quoted terms used in this Section 4.5 have the meanings stated in the HSR Act.

         4.6 Representations. No representation or warranty by the Buyer or Merger Sub in this Agreement, or in any document furnished by the Buyer or Merger Sub pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading.

Section 5 Conditions to Obligations of Buyer at Closing

         The obligations of the Buyer hereunder to be performed at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, except for any condition the Buyer may waive in writing in accordance with Section 8.3.

         5.1  Representations and Warranties.

         (a) The representations and warranties contained in Section 2 shall have been true on the date of this Agreement and shall be true at and as of immediately prior to the Closing with the same effect as though made at and as of immediately prior to the Closing.

         (b) The representations and warranties contained in Section 3 which are qualified as to materiality or a specified dollar amount shall have been true on the date of this Agreement and shall be true at and as of immediately prior to the Closing with the same effect as though made at and as of immediately prior to the Closing.

         (c) The representations and warranties contained in Section 3 which are not qualified as to materiality or a specified dollar amount shall have been true in all material respects on the date of this Agreement and shall be true in all material respects at and as of immediately prior to the Closing with the same effect as though made at and as of immediately prior to the Closing.

         5.2 Closing Certificate. The Company, the LLC, each Stockholder and each Additional Member shall have delivered to the Buyer its, his or her certificate dated the date of the Closing that the conditions specified in
Section 5.1 are satisfied. Such certificate shall be deemed a representation and warranty of the Company, the LLC, each Stockholder and each Additional Member under Sections 2 and 3 for all purposes of this Agreement.

         5.3 Performance. The Company, the LLC, each Stockholder and each Additional Member shall have performed and complied in all material respects with all covenants required herein to be performed or complied with by it, him or her on or before the Closing.

         5.4 Third-Party Action. All Third-Party Action required in order to consummate the Closing on the terms hereof shall have been taken.

         5.5 Opinion of Counsel. The Buyer shall have received from Foley & Lardner, counsel to the Company and the LLC, an opinion dated the date of the Closing, in form and substance customary for similar transactions and reasonably satisfactory to the Buyer.

         5.6 Transactional Litigation. No action, suit or proceeding before any Governmental Agency shall have been commenced, and no investigation by any Governmental Agency shall have been commenced or overtly threatened, against the Company, the LLC, the Buyer, Merger Sub, U.S. Sub or any of their respective principals, officers, directors or shareholders seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions, other than Dissenters' Rights.

         5.7 Interim Events. None of the events listed in Sections 7.10(a) through (h) shall have occurred.

         5.8 Management Changes. No change in the chief executive officer, chief technology officer or chief financial officer of the Company or the LLC and no material change in the other employees of the Company or the LLC shall have occurred from the date hereof.

         5.9 Pay-Off. The holders of all Indebtedness of the Company or the LLC, which the Buyer, in its business discretion, desires to pay off or refinance in connection with the consummation of the transactions contemplated hereby shall have accepted the Buyer' tender of the pay-off amount and delivered such releases as are reasonably satisfactory to the Buyer.

         5.10 Releases. The Stockholder, the Additional Members and the directors, officers and managers of the Company and the LLC shall have entered into releases in favor of the Company and the LLC in the form attached as Exhibit B.

         5.11 Key Customers. No material adverse change shall have occurred since the Last Fiscal Year-End in the current or prospective business relationships between the Company and the LLC on the one hand and any of the top five customers of the Company and the LLC during the year ended September 30, 2000 on the other hand:

         5.12 Stockholder Approval. The Stockholder shall have approved the Merger and none of the Company's stockholders entitled to vote thereon shall have filed notices of intention to dissent which would result in a cash payment, at the Average Closing Price, of more than $100,000.

         5.13 Employees. Not less than 75% of the employees of the Company and the LLC shall have indicated to the Buyer's reasonable satisfaction that they will continue their employment with the Surviving Corporation following the Merger and Exchange.

         5.14 Average Closing Price. The Average Closing Price shall not be less than $11.00 unless the Closing occurs on or before December 6, 2000.

         5.15 Termination of Agreements. All agreements between the Company and its shareholders, and all agreements between the LLC and its members, or among the Additional Members, relating to registration rights, first refusal or first offer rights, pre-emptive or percentage maintenance rights, co-sale rights and similar rights shall have terminated on or before the Effective Time pursuant to their terms or a termination agreement reasonably satisfactory to Buyer.

         5.16 Material Adverse Effect on the Company. There shall not have occurred a Material Adverse Effect on the Company.

         5.17 Corporate and Other Proceedings. All corporate and other proceedings on the part of the Company, the LLC, the Additional Members and the Company's shareholders in connection with the transactions to be consummated at the Closing, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Buyer.

Section 6 Conditions to Company's, LLC's, Stockholder's and Additional Members' Obligations at Closing

         The obligations of Company, the LLC, the Stockholder and the Additional Members hereunder to be performed at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, except for any condition the Holders' Agent may waive in accordance with Section 8.3.

         6.1 Representations and Warranties. The representations and warranties of the Buyer contained in Sections 4.1 and 4.2 shall have been true in all respects on the date of this Agreement and shall be true in all respects at and as of immediately prior to the Closing with the same effect as though made at and as of immediately prior to the Closing, and the representations and warranties of the Buyer contained in Sections 4.3, 4.4 and 4.5 shall have been true in all material respects on the date of this Agreement and shall be true in all material respects at and as of immediately prior to the Closing with the same effect as though made at and as of immediately prior to the Closing.

         6.2 Closing Certificate. The Buyer shall have delivered to the Company a certificate dated the date of the Closing that the conditions specified in
Section 6.1 are satisfied. Such certificate shall be deemed a representation and warranty of the Buyer under Section 4 for all purposes of this Agreement.

         6.3 Performance. The Buyer shall have performed and complied in all material respects with all covenants required herein to be performed or complied with by the Buyer on or before the Closing.

         6.4 Third-Party Action. All Third-Party Action required in order to consummate the Closing on the terms hereof, other than any the absence of which in the aggregate would not have a material effect on the transactions contemplated hereby, shall have been taken.

         6.5 Opinion of Counsel. The Company, the Stockholder and the Additional Members shall have received at the Closing from McCutchen, Doyle, Brown & Enersen, LLP, counsel to the Buyer and Merger Sub, an opinion dated the date of the Closing, in form and substance customary for similar transactions and reasonably satisfactory to Company.

         6.6 Transactional Litigation. No action, suit or proceeding before any Governmental Agency shall have been commenced, and no investigation by any Governmental Agency shall have been commenced or overtly threatened, against the Company, the Buyer, Merger Sub or any of their respective principals, officers, directors or stockholders seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions, other than Dissenters' Rights.

         6.7 Stockholder Approval. The Merger shall have been approved by not less than a majority of the Shares entitled to vote thereon.

         6.8 Material Adverse Effect on the Buyer. There shall not have occurred a Material Adverse Effect on the Buyer.

         6.9 Listing. The Buyer Ordinary Shares to be issued pursuant to this Agreement shall have been approved for listing on the Nasdaq National Market.

         6.10 Average Closing Price. The Average Closing Price shall not be less than $11.00 unless the Closing occurs on or before December 6, 2000.

         6.11 Bonus. The Buyer shall have provided to designated LLC continuing employees a signing and stay bonus in the amounts and pursuant to the terms heretofore agreed upon by the Buyer and the LLC.

         6.12 Corporate and Other Proceedings. All corporate and other proceedings on the part of the Buyer and Merger Sub in connection with the transactions to be consummated at the Closing, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Holders' Agent.

Section 7  Covenants

         7.1 Non-Disclosure. Each party agrees not to divulge or communicate, or use for any purpose other than evaluating this transaction or exercising rights as a party hereto, any information or materials concerning this Agreement, the negotiation between the parties hereto and the transactions contemplated hereby, except to the extent that such information (w) is or hereafter becomes lawfully obtainable from other sources, (x) is required to be disclosed to a Governmental Agency having jurisdiction over the party or its Affiliates, (y) is otherwise required by law to be disclosed or (z) is disclosed following a waiver in writing from the other parties. Promptly after the Effective Time, the Buyer, the Company and the LLC will issue a mutually agreeable press release concerning the transactions contemplated hereby. The parties also hereby ratify and confirm the Confidentiality and Nonsolicitation Agreement dated October 2, 2000, which shall continue in effect.

         7.2  Survival of Representations and Warranties, Indemnification.

         (a) Survival. All representations and warranties made under Section 2, 3 or 4 shall survive the Closing and any investigation with respect thereto by an authorized party. Following the Closing, however, the Company and the LLC shall have no liability with respect to any representation or warranty and shall not be subject to any contribution, indemnity or similar claims with respect thereto by any Stockholder, Additional Member or any other Person.

         (b)  Representations  and  Warranties  in  Part A of  Section  2 and in
Section 3. In the event of any misrepresentation or breach of warranty in Part A of Section 2 or in Section 3 (it being agreed that for purposes of determining the existence of any such misrepresentation, all such representations, warranties or covenants of the Stockholder, Additional Member, the LLC and the Company that are qualified as to materiality or as to a specified threshold or minimum amounts shall be deemed to be not so qualified), the Buyer shall be entitled to recover the related Recoverable Amount from the Escrow Account, provided that
(i) the Buyer gives notice of such misrepresentation or breach in accordance with the Escrow Agreement, in reasonable detail, specifying the amount of the claim, on or before 5:00 p.m. Pacific Time on the Last Escrow Claim Date, it being understood that no recovery may be had against the Escrow Account with respect to any claim which is not the subject of such a notice given by such time, and (ii) the Buyer shall not be entitled to any such recovery unless the aggregate Recoverable Amount for all claims made under this Section 7.2(b) exceeds $150,000, in which event the Buyer may recover from the Escrow Account the entire Recoverable Amount.

         "Recoverable Amount" means Damages, if any, proximately resulting to the Buyer on account of any misrepresentation, breach of warranty or breach of covenant.

         The Company, the Stockholder, the LLC, the Additional Members and any Affiliate of the Company or the LLC or any Affiliate of the Stockholder or Additional Members shall not have any liability or obligation of any kind to the Buyer, or any other Person on account of the subject matter of any representation or warranty made in Part A of Section 2 or in Section 3 except as stated in this Section 7.2. Notwithstanding anything in this Section 7.2, any liability or obligation resulting from knowing fraud or willful misconduct shall not be subject to any of the limitations or thresholds stated in this Section 7.2(b).

         (c) Pre-Closing Taxes, Brokerage. The Buyer shall be entitled to recover against the Escrow Account for Damages to it resulting from (i) the failure of the Company, the LLC or any member of the LLC to pay Taxes payable, or accruing under GAAP, on or before the Closing (subject to the applicable statute of limitations with respect to such Taxes) or (ii) any claim by any broker, finder or similar person claiming through the Company, the LLC or any Additional Member or Stockholder for any broker's fee, finder's fee, commission or similar amount.

         (d) Individual Transactional Representations and Warranties of the Stockholder and Additional Members. Each Stockholder and Additional Member individually, for himself, herself or itself only, hereby agrees to indemnify, defend and hold the Buyer harmless against Damages resulting from breaches by him, her or it of the representations and warranties in part B of Section 2.

         (e)   Limitations.   Nothing  in  this  Section  7.2  shall  limit  the
indemnification   available  to  the  Buyer,  the  Additional  Members  and  the
Stockholder under Section 7.12.

         7.3  Disputed and Third-Party Claims.

         (a) If the  Buyer  shall  give  notice  of a claim in  accordance  with
Section 7.2, and the Buyer and the Holders' Agent do not resolve such matter by written agreement within 45 days after such notice is given, the dispute will be settled exclusively by arbitration before a single arbitrator appointed by JAMS, Inc. If the total amount (not including interest) of the dispute and any counterclaim exceeds $250,000, the arbitration will be conducted in accordance with the JAMS Comprehensive Arbitration Rules and Procedures; any other arbitration under this Section will be conducted in accordance with the JAMS Streamlined Arbitration Rules and Procedures. The Buyer and the Holders' Agent shall each bear their own expenses (including without limitation the fees and expenses of legal counsel and accountants) in connection with such arbitration. The arbitral award shall allocate the arbitrator's fees and expenses according to the relative success of the Buyer and the Holders' Agent in the arbitration, as determined by the arbitrator.

         (b) To the extent a claim by the Buyer under Section 7.2 relates to a claim asserted against a party to this Agreement (other than to enforce this Agreement) (a "Third-Party Claim") and the Buyer gives notice of the assertion of the Third-Party Claim, then the Holders' Agent will have the option, exercisable by written notice to the Buyer within 20 days after receipt of the Buyer' notice, to control the defense of such Third-Party Claim. All expenses (including, without limitation, attorneys' fees) incurred by the Holders' Agent in connection with her assumption of control of the defense of a Third-Party Claim shall be paid by the Holders' Agent. If the Holders' Agent has not assumed the defense of a Third-Party Claim, then the Buyer shall have the right to control the defense of the Third-Party Claim, and the expenses reasonably incurred by the Buyer in connection with such defense shall be recoverable as part of the underlying claim on the same basis and subject to the same limitations as stated in Section 7.2 and this Section.

         (c) The party controlling the defense may use counsel selected by it, but if the other party reasonably objects (within 20 days after designation of counsel initially selected) on account of such counsel's representation or potential representation of the designating party in matters in which the Buyer's or the Stockholder's and Additional Members' interests are adverse or potentially adverse, the designating party shall select other counsel free of any such adverse representation. The party controlling the defense shall have the right, in its discretion exercised in good faith and upon the advice of counsel, to settle such matter, either before or after the initiation of litigation, at such time and upon such terms as they deem fair and reasonable, provided that (i) at least 10 days' prior notice shall be given to the other party of the intention to settle the Third-Party Claim, (ii) no settlement by the controlling party shall include any equitable relief binding on the noncontrolling party, and (iii) the controlling party shall not agree to any settlement of such Third-Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld. The noncontrolling party will have the right to be represented by counsel, solely at its own expense. The controlling party shall keep the other party advised of the status of the Third-Party Claim and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.

         (d) Unless otherwise agreed by the parties, arbitration under Section 7.3(a) of a claim by the Buyer with respect to a Third-Party Claim shall be deferred until the resolution of the Third-Party Claim.

         7.4  Holders' Agent

         (a) Authority. The Holders' Agent shall have the authority to enter into the Escrow Agreement on behalf of all Holders, and to make all decisions and perform all acts relating to the determination claims under Section 7.2 and the resolution thereof, and waive any closing conditions under Section 6, as she may determine in her discretion, including such decisions and acts that are not expressly mentioned herein. Without limiting the generality of the foregoing authorization granted to the Holders' Agent, the Holders' Agent is specifically authorized to perform, or cause to be performed, on behalf of the Holders, the following acts in the discretion of the Holders' Agent:

                  (i) Contest and/or settle any claim or Third-Party Claim in accordance with Section 7.2;

                  (ii) Make any determination under Section 6.13 or 7.4; and

                  (ii) Engage legal, accounting and other representatives and advisors and pay their fees and expenses.

         (b) Successors. In the event that the Holders' Agent shall resign as Holders' Agent or shall die or become incapacitated or otherwise unable to perform her duties hereunder, the Holders shall elect and appoint a successor to the resigning or incapacitated Holders' Agent. Any such election and appointment may be made, and the Holders' Agent may be removed or replaced, by the written consent of Holders who were entitled to receive (or subject to options or warrants) at least a majority of the aggregate number of Buyer Ordinary Shares issuable pursuant the Merger, the Exchange, the assumption of options pursuant to Section 1.11 and the conversion of warrants pursuant to Section 1.12 (a "Holders' Majority").

         (c) Compensation; Expenses. The Holders' Agent shall not be entitled to any compensation on account of acting as such. Nothing in this Section 7.4(c) shall diminish or otherwise affect the rights of the Holders' Agent under
Section 7.4(d). Notwithstanding the foregoing, the Holders' Agent shall be reimbursed by the Holders in the Holders' Proportions for any and all expenses reasonably incurred by her in connection with the performance of her duties and responsibilities in such capacity.

         (d)  Protection.

                  (i) The Holders' Agent shall not be liable to any of the Holders or any other Person for any error of judgment, act done or omitted by tem in good faith, or mistake of fact or law, or any other act, omission or circumstance of any kind, excepting only their own actual gross negligence or willful breach of this Agreement. The Holders' Agent shall be entitled to treat as genuine any document furnished to her hereunder and believed by her to be genuine and to have been signed and/or presented by the proper party or parties. The Holders' Agent shall have only those duties expressly stated herein, and no others. The Holders' Agent may consult with counsel selected by her, and will be protected in relying upon the advice of such counsel.

                  (ii) The protections stated in Section 7.4(d)(i) shall apply whether or not the Holders grant any approval or consent with respect to the matter in question. In addition, the Holders' Agent will have no liability whatever, including any liability for gross negligence or willful breach of this Agreement, with respect to any action taken or omitted, or circumstance existing, with the written consent of a Holders' Majority.

                  (iii) The Holders, severally and ratably in accordance with Buyer Ordinary Shares received (or subjected to options or warrants), shall indemnify and hold harmless the Holders' Agent for all liability, loss, damage, cost, expense and claims, of whatsoever nature and by whomsoever asserted, arising out of or otherwise related to her status as a Holders' Agent, excepting only the Holders' Agent's own actual gross negligence or willful breach of this Agreement.

                  (iv) The individual acting (or formerly acting) as Holders' Agent shall have no personal liability, to the Buyer or any other Person, with respect to any obligation of a Holder on account of her acting (or formerly acting) as Holders' Agent.

         7.5 Termination of this Agreement. If any condition of the Closing stated in Section 5 is not satisfied on or before January 15, 2001, then, provided the Buyer is not in material default hereunder, the Buyer may at any time thereafter terminate any further obligations under this Agreement by giving written notice thereof to the Company and the Holders' Agent. If any condition of the Closing stated in Section 6 is not satisfied on or before such date, then, provided the Company, the LLC, the Additional Members and the Stockholder are not in material default hereunder, the Company, the LLC and the Holders' Agent may at any time thereafter terminate any further obligations under this Agreement by giving written notice thereof to the Buyer. Any such termination will not, however, terminate or otherwise affect the obligations of the parties under Sections 7.1 or 8.1. This Agreement may be so terminated, or terminated by mutual agreement of the parties upon the authorization of their respective boards of directors, notwithstanding approval of this Agreement by the stockholders of any or all parties.

         7.6 Reasonable Business Efforts, No Inconsistent Action. Each party will use its, his or her reasonable business efforts to cause the conditions over which it has control to be satisfied on or before the Closing. No party will take any action which will foreseeably result in the nonsatisfaction of any condition stated in Section 5 or 6 on or before the Closing.

         7.7 Access. Between the date of this Agreement and the Closing or any earlier termination of this Agreement in accordance with its terms, the Company and the LLC will (i) give the Buyer and its authorized representatives access to its books, records, Properties, officers, attorneys and accountants and permit the Buyer to make inspections and copies of such books and records, and (ii) furnish the Buyer with such financial information and operating data and other information with respect to its business and Properties, and discuss with the Buyer and its authorized representative its affairs, all as the Buyer may from time to time reasonably request for the purposes of this Agreement, during normal office hours. Any on-site visit shall be subject to reasonable advance notice and to being accompanied by an officer or designated employee of the Company or the LLC.

         7.8 No Solicitation or Negotiation. The Company, the LLC, the Additional Members and the Stockholder agree that, between the date of this Agreement and the Closing or any earlier termination of this Agreement in accordance with its terms, they will not (and will not permit any person or entity which they control to) seek or entertain, or negotiate any terms of, a Strategic Transaction with any party other than the Buyer and its affiliates, or give any information concerning its business to any party other than the Buyer and it affiliates in connection with a possible Strategic Transaction or enter into any agreement inconsistent with this Agreement or the proposed transaction with the Buyer. A "Strategic Transaction" means (i) any form of acquisition, direct or indirect, whether by purchase, merger, stock sale (primary or secondary), reinsurance or any other structure, of any significant (15% or greater in the aggregate) portion of the Company's or the LLC's consolidated business or a significant (15% or greater in the aggregate) equity interest therein, (ii) any arrangement whereby effective operating control of the Company's or the LLC's consolidated business or a portion thereof is granted to another party or (iii) any transaction involving the recapitalization, restructuring, liquidation, dissolution or other similar type of transaction involving the Company or the LLC. During such period, the Company and the LLC will promptly notify the Buyer of the content and identity of any bona fide proposal or bona fide communication it receives from any such person concerning any Strategic Transaction.

         7.9 Interim Financial Information. The Company and the LLC will supply to the Buyer unaudited consolidated monthly financial statements within 30 business days of the end of each month ending between the date of this Agreement and the Closing or any earlier termination of this Agreement in accordance with its terms, prepared on a basis consistent with the unaudited consolidated financial statements for the preceding months, together with additional monthly reports substantially in the form heretofore delivered to the Company's and the LLC's Board of Directors or Management Board. For purposes of these statements, employee bonuses and similar expenses may be accrued based on actual results for the year to date and budgeted results for the balance of the year.

         7.10 Interim Conduct of Business. From the date of this Agreement until the Closing or any earlier termination of this Agreement in accordance with its terms, unless approved by the Buyer in writing, the Company and the LLC will operate its business consistently with past practice and in the ordinary course of business, and neither will:

                  (a) merge or consolidate with or agree to merge or consolidate with, or sell or agree to sell all or substantially all of its Property to, or purchase or agree to purchase all or substantially all of the Property of, or otherwise acquire, any other Person or a division thereof, except as provided in this Agreement;

                  (b) amend its articles of incorporation, bylaws, articles of organization or operating agreement except as may be necessary to effect this Agreement and the transaction contemplated hereby (which the Company and the LLC agree to complete on a timely basis);

                  (c) make any changes in its accounting methods, principles or practices, except as required by GAAP;

                  (d) sell, consume or otherwise dispose of any Property, except in the ordinary course of business consistent with past practices, or, in the case of the Company, sell or otherwise dispose of any interest in its membership interest in the LLC as of the date hereof;

                  (e) authorize for issuance, issue, sell or deliver any additional shares of capital stock of any class or any Stock Rights with respect thereto or and additional membership interest or any LLC Equity Rights with respect thereto, other than, in each case, the issuance of Shares or Units pursuant to the exercise of any outstanding warrants, the exercise of any conversion rights under Shares outstanding on the date hereof and the exercise of any stock options outstanding on the date hereof;

                  (f) declare any dividend on, make any distribution with respect to, or redeem or repurchase, its capital stock or membership interests;

                  (g) modify, amend or terminate any Benefit Plan, except as required under Legal Requirements or any Disclosable Contract; or

                  (h) authorize or enter into a Contract to do any of the foregoing.

         7.11 Information Statement.

         As soon as practicable after the execution of this Agreement, the Company and the LLC shall prepare, with the cooperation of the Buyer, the Information Statement for the holders of Shares to approve this Agreement and the transactions contemplated hereby and for the holders of Units to consummate the Exchange. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Buyer Ordinary Shares to be received by the holders of Shares and Units. The Buyer, the LLC and the Company shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable Legal Requirements. Each of the Company, the LLC and Buyer agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company and the LLC will promptly advise the Buyer, and the Buyer will promptly advise the Company and the LLC, in writing if at any time prior to the Effective Time either shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the recommendation of the Company's and the LLC's Board of Directors and Board of Managers that the holders of Shares approve the Merger and this Agreement and the conclusion of the Company's and LLC's Board of Directors and Board of Managers that the terms and conditions of the Merger and Exchange are advisable and fair and reasonable to the holders of Shares and Units. The Company and the LLC shall not include in the Information Statement any information with respect to the Buyer or its affiliates or associates, the form and content of which information shall not have been approved by the Buyer prior to such inclusion.


         7.12 Registration.

         (a) Registration Statement. On or before March 1, 2001, the Buyer will file a Form S-3 or F-3, as appropriate (the "S-3") registration for non-underwritten resale into the open market of the Buyer Ordinary Shares issued pursuant to this Agreement and subject to warrants pursuant to Section 1.13 (the "Registrable Securities"). The Buyer may delay the filing of any such requested registration for up to 180 days if the Board of Directors of the Buyer determines in a written certificate delivered to the Holders' Agent, signed by the chairman of the Buyer Board of Directors, that such filing would be seriously detrimental to the Buyer or its stockholders at such time.

         (b) Obligations of Buyer. In order to effect the registration, the Buyer shall:

              (1) prepare and file the S-3 with respect to the Registrable Securities and use its best efforts to cause the S-3 to become effective by April 1, 2001, and remain effective for at least until the earlier of (a) 15 months after the Effective Time or (b) such time as all Registrable Securities have been sold hereunder;

              (2) prepare and file with the SEC such amendments and supplements to the S-3 and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by the S-3;

              (3) furnish to holders of Buyer Ordinary Shares issued pursuant to this Agreement or subject to warrants pursuant to Section 1.13 who sell Buyer Ordinary Shares pursuant to the S-3 ("Selling Holders") the numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the such holders may reasonably request in order to facilitate the disposition of the Registrable Securities;

              (4) use its best efforts to register and qualify the securities covered by the S-3 under other securities or blue sky laws of such jurisdictions as shall be reasonably appropriate for distribution of the securities covered by the S-3, provided that the Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

              (5) notify the Selling Holders at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such S-3, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. In the event of a material development or transaction affecting Buyer that has not yet been publicly disclosed, if Buyer shall determine in good faith that it would be adversely affected by such disclosure, Buyer may so notify the Selling Holders (such notice being referred to herein as a "Deferral Notice"), and shall thereafter be entitled to defer preparing and furnishing such supplement or amendment until such time as it would not be so adversely affected, at which time it shall so notify the Selling Holders and shall prepare and furnish to the Selling Holders any such supplement or amendment as may then be required; provided, however that the Buyer shall not exercise such a deferral (a) more than three times during any 15 month period or (b) for a period exceeding 30 days on any one occasion. Following receipt of any supplement or amendment to any prospectus, the Selling Holder shall deliver such amended, supplemental or revised prospectus in connection with any offers or sales of Registrable
Securities, and shall not deliver or use any prospectus not so supplemented, amended or revised. Following receipt of a Deferral Notice, the Selling Holder shall not make any further sales of Registrable Securities pursuant to the S-3 until the Selling Holder receives such notice, and any such amendment or supplement, from Buyer. If Buyer issues a Deferral Notice, Buyer will extend the period of effectiveness of the S-3 for an amount of time equal to the length of the deferral period.

         (c) Furnish Information. It shall be a condition precedent to the obligation of the Buyer under this Section 7.12 that each Selling Holder shall furnish to the Buyer such information regarding such Selling Holder, the shares of Registrable Securities held by him, her or it and the intended method of disposition of such shares as shall reasonably be required to effect the registration of the Registrable Securities.

         (d) Registration Expenses. The Buyer shall bear and pay all expenses incurred by the Buyer in connection with any registration, filing or qualification of the Registrable Securities with respect to registrations pursuant to this Section 7.12, including (without limitation) all registration, filing, qualification, printer's fees, accounting fees and expenses, and the fees for a single attorney for the Selling Holders, but shall not be responsible for other charges relating to the Buyer Ordinary Shares or the Selling Holders' attorneys' fees and expenses or any taxes imposed with respect to the Registrable Securities on the sale and transfer thereof.

         (e) Availability of the S-3. Buyer represents that it is currently eligible to use the S-3 and agrees that, for a period of 1 year from the Effective Time, Buyer will not intentionally take any action which would preclude Buyer's eligibility to use the S-3.

         (f)  Indemnification.

         (1) To the extent permitted by law, the Buyer will indemnify and hold harmless any Selling Holder and each person, if any, who controls a Selling Holder within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the S-3, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Buyer of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, or the Exchange Act or any state securities law; and the Buyer will pay to such Selling Holder or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Buyer (which consent shall not be unreasonably withheld), nor shall the Buyer be liable to any indemnitee for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such indemnitee expressly for use in connection with such registration.

         (2) To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Buyer, each of its directors, each of its officers who has signed the S-3, each person, if any, who controls the Buyer within the meaning of the Act, any other shareholder selling securities in the S-3 and any controlling person of any such other shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; and each Selling Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection (2), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Selling Holder, which consent shall not be unreasonably withheld; and provided, that, in no event shall any indemnity obligation under this Section 7.12(e)(2) (together with any obligation to contribute under Section 7.12(e)((4)) exceed the gross proceeds from the offering received by such Selling Holder.

         (3) Promptly after receipt by an indemnified party under this Section 7.12(e) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.12(e), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.12(e), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.12(e).

         (4) If the indemnification provided for in this Section 7.12(e) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any Selling Holder's obligation to contribute under this Section 7.12(e)(4) (together with any obligation to indemnify under Section 7.12(e)(2)) exceed the gross proceeds from the offering received by such Selling Holder.

         (5) The  obligations  of the Buyer and the Selling  Holders  under this
Section 7.12(e) shall survive the completion of any offering of Registrable Securities in the S-3.

         7.13 Notice of Certain Events. The Company and the LLC shall notify the Buyer, and the Buyer shall promptly notify the Company and the LLC, of:

                  (i) receipt of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) receipt of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                  (iii) receipt of notice that any action, suit, claim, investigation or proceeding has been commenced or, to the knowledge of the Company or the LLC, threatened, against or involving the Company, the LLC or the Buyer, as applicable, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.14 or which relates to the transactions contemplated by this Agreement;

                  (iv) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it (and, in the case of the Buyer, of Merger Sub) contained in this Agreement to be untrue or inaccurate; and

                  (v) any failure of the Company, the LLC, the Buyer or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder

The delivery of any notice pursuant to this Section 7.12 shall not limit or otherwise affect the remedies available to the party receiving such notice.

         7.14 Company Location. The Buyer currently intends to maintain the principal offices for the continuing development of the Company's and the LLC's current product line in the Madison, Wisconsin, area and agrees not to move such principal offices for at least three years from the date of this Agreement.

         7.15 Personal Guarantees. Promptly following the Effective Time, the Buyer shall offer to replace the personal guarantees listed in Schedule 7.15 with the Buyer's similar guarantee. To the extent the holder of any such personal guarantee declines such offer, the Buyer shall indemnify and hold harmless the individual guarantor named in Schedule 7.15 against any losses, claims, damages or liabilities to which that guarantor my become subject insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon such personal guarantee.

         7.16 Offer of Continued Employment. On or before the Effective Time, the Buyer will confirm to substantially all the LLC's current employees the continued availability of employment on the same terms.

         7.17 Registration Statement on Form S-8. On or before April 1, 2001, Buyer shall file a registration statement on Form S-8 or F-8, as appropriate, (the "S-8") for the Commtouch Ordinary Shares issuable with respect to the LLC's 1998 Unit Option Plan to be assumed by Buyer pursuant to Section 1.12.

Section 8   Miscellaneous

         8.1 Buyer Brokerage. The Buyer has not engaged any agent, broker, finder or investment or commercial banker in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated hereby. The Buyer shall indemnify, defend and hold the Company, the LLC, the Stockholder and the Additional Members harmless against and in respect of any claim for brokerage fees or other commissions incurred or owing due to any such engagement or alleged engagement.

         8.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Company and the LLC on the one hand and the Buyer on the other hand shall each pay their own fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof, including, without limitation, the fees and expenses of their respective counsel, accountants, bankers, brokers and other experts. If the transactions contemplated by this Agreement are not consummated for reasons other a material breach by the Company, the LLC, the Stockholder or an Additional Member, the Buyer will reimburse the LLC for up to $10,000 of the LLC's legal fees and expenses incurred in the negotiation and documentation of the transactions contemplated hereby.

         8.3 Complete Agreement; Waiver and Modification, Etc. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties, including without limitation the Original Agreement, but excluding the Confidentiality and Nonsolicitation Agreement dated October 2, 2000 between the Buyer and the Company, which shall continue in effect. There are no representations or warranties by any party except those expressly stated or provided for herein, any implied warranties being hereby expressly disclaimed. There are no covenants or conditions except those expressly stated herein. No amendment, supplement or termination of or to this Agreement, and no waiver of any of the provisions hereof, shall be binding on a party unless made in a writing signed by such party. This Agreement may be modified by mutual agreement of the parties as authorized by their respective boards of directors, notwithstanding approval hereof and thereof by the stockholders of the parties, subject to the limitations imposed by the Wisconsin Business Corporation Law. Nothing in this Agreement shall be construed to give any Person other than the express parties hereto any rights or remedies.

         8.4 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be given by delivery (by mail or otherwise) or transmitted to the address or facsimile number listed below, and will be effective (in all cases) upon receipt. Without limiting the generality of the foregoing, a mail, express, messenger or other receipt signed by any Person at such address shall conclusively evidence delivery to and receipt at such address, and any printout showing successful facsimile transmission of the correct total pages to the correct facsimile number shall conclusively evidence transmission to and receipt at such facsimile number.

         (a)  If to the Buyer or Merger Sub:

                  2029 Stierlin Court
                  Mountain View, California  94043-4655
                  Attention:  James E. Collins
                  Facsimile:  650-864-2006

         with a copy to:

                  McCutchen, Doyle, Brown & Enersen, LLP
                  3150 Porter Drive
                  Palo Alto, CA 94304
                  attention:  Bartley C. Deamer
                  facsimile:  650-849-4800

         (b)  If to the Company or LLC:

                  450 Science Drive, One West
                  Madison, WI  53711-1056
                  facsimile:   608-238-8986

         with a copy to:

                  Foley & Lardner
                  150 East Gilman Street
                  Madison, WI  53701
                  attention:  Joseph P. Hildebrandt
                  facsimile:   608-258-4258

         (c)  If to the Stockholder or Additional Members:

                  c/o Jan Eddy
                  450 Science Drive, One West
                  Madison, WI  53711-1056
                  facsimile:   608-238-8986

         with a copy to:

                  Foley & Lardner
                  150 East Gilman Street
                  Madison, WI  53701
                  attention:  Joseph P. Hildebrandt
                  facsimile:   608-258-4258

Any party may  change its  address or  facsimile  number  for  purposes  of this
Section 8.4 by giving the other party written notice of the new address or facsimile number in accordance with this Section 8.4, provided it is a normal street address, or normal operating facsimile number, in the continental United States.

         8.5 Law Governing. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

         8.6 Headings; References; "Hereof," Etc. The Section headings in this Agreement are provided for convenience only, and shall not be considered in the interpretation hereof. References herein to Sections, Exhibits or Schedules refer, unless otherwise specified, to the designated Section of or Exhibit or Schedule to this Agreement. Terms such as "herein," "hereto" and "hereof" refer to this Agreement as a whole.

         8.7 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators and successors of the parties hereto, but no right or liability or obligation arising hereunder may be assigned by any party hereto.

         8.8 Counterparts, Separate Signature Pages. This Agreement may be executed in any number of counterparts, or using separate signature pages. Each such executed counterpart and each counterpart to which such signature pages are attached shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

         8.9 Severability. In the event any of the provisions of this Agreement shall be declared by a court or arbitrator to be void or unenforceable, then such provision shall be severed from this Agreement without affecting the validity and enforceability of any of the other provisions hereof, and the parties shall negotiate in good faith to replace such unenforceable or void provisions with a similar clause to achieve, to the extent permitted under law, the purpose and intent of the provisions declared void and unenforceable.

         8.10 Attorneys' Fees. In the event any suit, counterclaim, arbitration or other proceeding is brought to enforce or interpret the provisions of this Agreement, the prevailing side (the Buyer, on the one hand, and the Company, the LLC, the Additional Members and/or the Stockholder on the other hand) shall be entitled to recover from the nonprevailing side, in addition to all other remedies available at equity and law, the cost, including but not limited to reasonable attorneys' fees, incurred by the prevailing side therein, including any appeal or other subsequent proceeding. A side shall be considered to prevail if it secures a more favorable result than the other side (who shall be considered the nonprevailing party), as determined by the arbitrator or judge. Any obligation of the Company, the LLC, the Additional Members and/or the Stockholder under this Section 8.10 shall be recoverable, if at all, only from the Escrow Account.

Section 9   Glossary

         Act - the Securities Act of 1933, as amended.

         Additional Members - introductory paragraphs.

         Affiliate - a Person who controls, is controlled by or is under common control with another Person, or who directly or indirectly owns 10% or more of the voting power in such other Person, or of whose voting power such other Person (or a Person holding 10% or more of the voting power in such other Person) owns 10% or more. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreement - this Merger and Exchange Agreement, including the Exhibits and Schedules hereto, as it may be amended and supplemented from time to time in accordance with its terms.

         Average Closing Price - Section 1.8(b).

         Benefit Plans - Section 3.10(b).

         Business - introductory paragraphs.

         Buyer - introductory paragraphs.

         Buyer Ordinary Shares - Section 1.8(a).

         Buyer SEC Documents - Section 4.3.

         Buyer Share Amount - Section 1.8(b).

         Closing - Section 1.1.

         Code - the Internal Revenue Code of 1986, as amended.

         Common Stock - the Common Stock of the Company.

         Company - introductory paragraphs.

         Company Exchange Ratio - Section 1.8(a).

         Confidential Information - Section 3.17(f).

         Company Portion - Section 1.8(a).

         Contract - any agreement, written or oral, or any promissory note or other instrument of a contractual nature, which is intended to be enforceable against the Person in question or against any Property of such Person. Any Person which is, or any of whose Property is, subject to enforcement of a Contract shall, for purposes of this Agreement, be deemed a party to it.

         Customer Support Agreements - Section 3.17(h).

         Damages - any loss, loss in value, cost, liability or expense actually incurred, including without limitation, costs and expenses of litigation and reasonable attorneys' fees, but excluding in each case incidental, consequential or punitive damages. (The foregoing exclusion of punitive damages does not apply, however, to any punitive damages awarded in a Third-Party Claim.) All Damages shall be net of (i) any applicable insurance recovery (net of any retrospective premium adjustment), (ii) any related net realized tax benefit (taking any applicable recovery into account), (iii) any related refund or recovery realized by the Buyer, (iv) any related reserve included in the latest balance sheet included in the Financial Statements and
(v) any other reserve (whether or not related to the Damages in question) included in the latest balance sheet in the Financial Statements, to the extent that, at the time of determination of Damages under this Agreement, such other reserve has proved to be in excess of the Company's actual losses or liabilities reserved against (provided, that such other reserves shall thereafter be reduced by the excess thus utilized for netting).

         Disclosable Contract - Section 3.11.

         Disclosable Leases - Section 3.7.

         Effective Time - Section 1.2.

         ERISA - the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

         ERISA Affiliate - any company which, as of the relevant measuring date under ERISA, is or was a member of a controlled group of corporations or trades or businesses (as defined in Sections 414(b), (c), (m) or (o) of the Code) of which a Commtouch Software Company is or was a member.

         ERISA Plan - Section 3.10(d).

         Escrow Account - the Property held by the escrow agent under the Escrow Agreement.

         Escrow Agent - Section 1.20.

         Escrow Agreement - Section 1.19(b).

         Exchange - introductory paragraphs.

         Financial Statements - Section 3.2(a).

         Fully-Diluted Company Shares - Section 1.8(a).

         Fully-Diluted LLC Additional Units - Section 1.8(c).

         GAAP - generally accepted accounting principles applied on a consistent basis throughout the periods presented, as set forth in authoritative pronouncements which are applicable to the circumstances as of the date in question. The requirement that such principles be applied on a "consistent basis" means that accounting principles observed in the period in question are comparable in all material respects to those applied in the preceding periods, except for any change which is permitted or required under or pursuant to such accounting principles and which is expressly noted as a change in the financial statements.

         Governmental Agency - any agency, department, board, commission, district or other public organ, whether federal, state, local or foreign.

         Hazardous Material - all or any of the following: (i) any substance the presence of which requires investigation or remediation under any applicable law or regulation; (ii) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity;" (iii) any petroleum products, explosives or radioactive materials; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         Holders - the holders of any capital stock and/or Stock Right in the Company and/or any membership interests and/or LLC Equity Rights in the LLC.

         Holders' Agent - Jan Eddy.

         Holders' Majority - Section 7.4(b).

         Holders' Proportions - the respective participating proportions of the Holders participating in the escrow deposit pursuant to Section 1.21.

         HSR Act - the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and all regulations issued thereunder.

         Information Statement - Section 3.23.

         Intellectual Property - Section 3.17(a).

         Last Escrow Claim Date - the first anniversary of the Closing Date.

         Last Fiscal Year-End - Section 3.2(a).

         Legal Requirement - a statute, regulation, ordinance or similar legal requirement, whether federal, state, local or foreign, or any requirement of a permit or other authorization issued by a Governmental Agency.

         Lien - any lien, security interest, mortgage, deed of trust, pledge, hypothecation, capitalized lease or interest or right for security purposes.

         LLC - introductory paragraphs.

         LLC Equity Right - any right (including without limitation any option or warrant or subscription right) to acquire any membership interest in the LLC or any other LLC Equity Right or any instrument convertible into or exchangeable for any membership interest in the LLC or any other LLC Equity Right.

         LLC Exchange Ratio - Section 1.8(c).

         LLC Portion - Section 1.8(c).

         Material Adverse Effect - any circumstance, change or effect which, taken as a whole, is materially adverse to the operations, assets or liabilities (including contingent liabilities), earnings or results of operations, or the business, other than any such circumstance, change or effect related to (i) general economic conditions, (ii) the software industry generally or (iii) the outsourced e-mail industry generally.

         Merger - introductory paragraphs.

         Merger Sub - introductory paragraphs.

         Order - any judgment, injunction, order or similar mandatory direction of, or stipulation or agreement filed with, a Governmental Agency, court, judicial body, arbitrator or arbitral body.

         Original Agreement - introductory paragraphs.

         Permit - a permit, license, franchise, certificate of authority or similar instrument issued by a Governmental Agency.

         Person  -  an  individual,  or  a  corporation,   partnership,  limited
liability company, trust, association or other entity of any nature, or a Governmental Agency.

         Preferred Stock - the Preferred Stock of the Company.

         Property - any interest in any real, personal or mixed property, whether tangible or intangible.

         Recoverable Amount - Section 7.2(b).

         Registration Statement - Section 7.12(a).

         Restricted Shares - Section 1.9(b).

         S-3 - Section 7.12(a).

         SEC - the Securities and Exchange Commission.

         Selling Holders - Section 7.12(b)(3).

         Shares - Section 1.8.

         Stock Right - any right (including without limitation any option or warrant or subscription right) to acquire any capital stock or any other Stock Right or any instrument convertible into or exchangeable for any capital stock or any other Stock Right.

         Stockholder Agreement - Section 1.18.

         Stockholder - introductory paragraphs.

         Strategic Transaction - Section 7.8.

         Support Agreement - Section 1.19(a).

         Surviving Corporation - Section 1.3.

         Tax - any federal, state, local or foreign tax, assessment, duty, fee and other governmental charge or imposition of any kind, whether measured by properties, assets, wages, payroll, purchases, value added, payments, sales, use, business, capital stock, surplus or income, and any addition, interest, penalty, deficiency imposed with respect to any Tax.

         Third-Party Action - any consent, waiver, approval, license or other authorization of, or notice to, or filing with, any other Person, whether or not a Governmental Agency, and the expiration of any associated mandatory waiting period.

         Third-Party Claim - Section 7.3(b).

         Third-Party Intellectual Property - Section 3.17(c).

         Third-Party Right - any Lien on any Property of the Person in question, or any right (other than the rights of the Buyer hereunder) (i) to acquire, lease, use, dispose of, vote or exercise any right or power conferred by any Property of such Person, or (ii) restricting the Person's right to lease, use, dispose of, vote or exercise any right or power conferred by any Property of such Person.

         Unit - Section 1.8(c).

         U.S. Sub - introductory paragraphs.

         Violation - Section 7.12(e)(1).

         Wingra Intellectual Property - Section 3.17(a).

                            [signature pages follow]

Exhibit.doc

         IN WITNESS WHEREOF, the parties have executed this Merger and Exchange Agreement.

Buyer:                                 COMMTOUCH SOFTWARE LTD.
                                             By:/s/JAMES E. COLLINS
                                             Name:  James E. Collins
                                             Title:    Chief Operating Officer

U.S. Sub:                              COMMTOUCH INC.



                                       By:   /s/JAMES E. COLLINS
                                             Name:    James E. Collins
                                             Title:      Chief Operating Officer

Merger Sub:                            CW ACQUISITION CORPORATION



                                       By:   /s/JAMES E. COLLINS
                                             Name:     James E. Collins
                                             Title:      President & Secretary

Company:                               WINGRA, INCORPORATED



                                       By:   /s/JAN EDDY
                                             -----------
                                             Name:
                                             Title:

LLC:                                   WINGRA TECHNOLOGIES, LLC



                                       By:   /s/JAN EDDY
                                             -----------
                                             Name:
                                             Title:

Stockholder:


                                 /s/JAN EDDY
                                 Name: Jan Eddy

Additional Member:


                                 /s/MICHAEL W. HELSER, Treasurer
                                 Name:  Anchor Bancorp Wisconsin, Inc.

Additional Members:



                                 /s/GREG LARSON
                                 Name: Greg Larson



                                 /s/MARGARET LARSON
                                 Name:  Margaret Larson

Additional Member:


                                 /s/JOHN M. FOX
                                 Name: John M. Fox

Additional Member:



                               Name:  Zimdars Company 401K Plan & Trust
                                      FBO John C. Zimdars, Jr.

Additional Member:


                                 /s/W. ROBERT KOCH
                                 Name:  W. Robert Koch

Exhibits

A    Support Agreement
B    General Release
C-1  Employment Agreement
C-2  Employment Agreement
C-3  Employment Agreement

                                                                       Exhibit A


                                Support Agreement


         This Support Agreement (this "Agreement") is entered into as of November 2, 2000 between Commtouch Software Ltd., a company incorporated under the laws of the State of Israel (the "Buyer"), and the undersigned stockholder (the "Stockholder") of Wingra, Incorporated, a Wisconsin corporation (the "Company").

         The Buyer, its subsidiary CW Acquisition Corporation, a Wisconsin corporation ("Merger Sub"), the Buyer's subsidiary Commtouch Software Inc., a Delaware corporation ("U.S. Sub"), the Company, Wingra Technologies, LLC, a Wisconsin limited liability company (the "LLC"), the Stockholder and Additional Members designated therein propose to enter into a Merger and Exchange Agreement dated the date hereof (the "Merger Agreement"), which provides for the Buyer's acquisition of the Company through a merger (the "Merger") of Merger Sub into the Company, pursuant to which the Company, as the surviving corporation, will become a wholly-owned subsidiary of the Buyer. Neither the Buyer, Merger Sub nor U.S. Sub would enter into or consummate the Merger Agreement but for the Stockholder's entry into this Agreement. As used in this Agreement, the term "Shares" means any and all capital stock of the Company owned by Stockholder beneficially or of record on November 1, 2000 or in which Stockholder at any time thereafter acquires any beneficial or record interest.

         Capitalized terms used herein without definition have the meanings stated in the Merger Agreement.

         Therefore, in order to induce the Buyer, Merger Sub and U.S. Sub to enter into and consummate the Merger Agreement, the parties hereby agree as follows.

         1.  Voting, Etc.

         (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including without limitation by written consent) with respect to the Merger or the Merger Agreement is sought, the Stockholder shall as requested by the Buyer (including, without limitation, by cooperating with the Buyer with respect to the proxy granted to the Buyer pursuant to Section 1(d)) vote (or cause to be voted) all the Stockholder's Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement. At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall as requested by the Buyer (including, without limitation, by cooperating with the Buyer with respect to the proxy granted to the Buyer pursuant to Section 1(d)) vote (or cause to be voted) all the Stockholder's Shares against (i) any Strategic
Transaction other than the Merger or (ii) any amendment of the Company's articles of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (collectively, a "Frustrating Transaction").

         (b) Except with respect to the Merger Agreement or this Agreement, the Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Stockholder's Shares or any interest therein to any Person other than the Buyer or the Buyer's designee,
(ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Stockholder's Shares or (iii) take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder's obligations hereunder or the transactions contemplated hereby.

         (c) The Stockholder hereby agrees to promptly notify the Buyer of the number of any Shares acquired by the Stockholder, if any, after the date hereof.

         (d) Subject to termination as set forth in Section 11 of this Agreement, the Stockholder hereby irrevocably grants to, and appoints, each of Gideon Mantel and James E. Collins and any other individual who shall hereafter be designated by the Buyer, whether acting alone or together, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote all the Stockholder's Shares, or grant a consent or approval in respect of such Shares, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, (i) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and (ii) against any Strategic Transaction other than the Merger or any Frustrating Transaction. The Stockholder represents that any proxies heretofore given in respect of the Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked. The Stockholder hereby affirms that the proxy set forth in this Section 1(d) is coupled with an interest and is irrevocable until the earlier of (i) 365 days after the date hereof plus the number of days, if any, during which any action or other proceeding is pending between the Company and the Stockholder or between the Buyer and the Stockholder or, (ii) consummation of the Merger in accordance with the terms of the Merger Agreement or (iii) termination in accordance with Section 7.5 of the Merger Agreement. The Stockholder hereby further affirms that the proxy is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of the Stockholder under this Agreement.

         2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

         3. Entire Agreement; Amendment and Waiver. This Agreement sets forth the entire understanding and agreement of the parties as to the subject matter of this Agreement and supersedes prior and contemporaneous ones. It may not be changed or waived orally, but only by a written instrument signed by the Buyer and the Stockholder. The waiver by the Buyer or the Stockholder of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the other party.

         4. Successors and Assigns. Neither this Agreement nor any of the rights or obligations of either party arising under this Agreement shall be capable of assignment, transfer or delegation, nor shall they be assigned, transferred or delegated, either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the other party. However, the obligations of either party shall also be enforceable against any heir, executor or other successor to such party.

         5. Notices. All notices or other communications provided for by this Agreement shall be made in writing and shall be deemed properly delivered upon receipt (a) when delivered personally, (b) mailed by certified or registered mail, (c) sent by facsimile transmission with receipt confirmed electronically, or (d) sent by Federal Express or other express carrier, fee prepaid, addressed to the Buyer at its address set forth in the Merger Agreement and to the Stockholder, at the address set forth below his signature, or to such other address or addresses of which a party shall have notified the other.

         6. Headings. This Agreement shall not be interpreted by reference to any of the titles or headings to the paragraphs herein, which have been inserted for purposes of convenience only and are not to be deemed a part hereof.

         7.   Counterparts.   This   Agreement   may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document.

         8. Attorneys' Fees and Costs. If any legal action or other proceeding is brought to enforce or interpret the terms of this Agreement, the party which substantially prevails in such action or proceeding shall be entitled to recover its costs and expenses incurred in connection therewith, including without limitation attorneys' fees, costs and disbursements.

         9. Effect of Merger, Transfer of Assets or Dissolution. This Agreement shall not be terminated by any merger or consolidation affecting the Buyer, whether or not the Buyer is the consolidated or surviving entity, or a transfer of all or substantially all of the assets of the Buyer. In the event of any such merger or consolidation or transfer of assets, the Buyer's rights, benefits and obligations under this Agreement shall be assigned to and assumed by the surviving or resulting entity (if other than the Buyer) or the transferee of the Buyer's assets.

         10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

         11. Termination. This Agreement (including the proxy granted in Section 1(d) hereof) shall terminate and have no further force or effect upon the consummation of the Merger or the termination of the Merger Agreement in accordance with Section 7.5 of the Merger Agreement.

                  [remainder of page left blank intentionally]

         IN WITNESS WHEREOF, the parties have executed this Agreement.


Buyer:                                               Commtouch Software Ltd



                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                     Stockholder:



                                                     --------------------------
                                                     Name:  Jan Eddy

                                                     Stockholder's address:

                                                     --------------------------

                                                     --------------------------

                                                     facsimile: _______________